Exhibit 99.1
AMENDED AND RESTATED
CREDIT AGREEMENT
Dated as of June 12, 2006
among
QUANTA SERVICES, INC.,
as the Borrower,
THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
and
THE OTHER LENDERS PARTY HERETO
BANC OF AMERICA SECURITIES LLC,
as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
1.01 Defined Terms	1
1.02 Other Interpretive Provisions	23
1.03 Accounting Terms	24
1.04 Rounding	25
1.05 References to Agreements and Laws	25
1.06 Times of Day	25
1.07 Letter of Credit Amounts	25
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	25
2.01 Revolving Loans	25
2.02 Borrowings, Conversions and Continuations of Revolving Loans	26
2.03 Letters of Credit	28
2.04 Swing Line Loans	35
2.05 Prepayments	37
2.06 Termination or Reduction of Revolving Commitments	38
2.07 Repayment of Loans	39
2.08 Interest	39
2.09 Fees	39
2.10 Computation of Interest and Fees	40
2.11 Evidence of Debt	40
2.12 Payments Generally; Administrative Agent’s Clawback	41
2.13 Sharing of Payments by Lenders	42
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	43
3.01 Taxes	43
3.02 Illegality	45
3.03 Inability to Determine Rates	45
3.04 Increased Cost and Reduced Return; Capital Adequacy	45
3.05 Funding Losses	46
3.06 Matters Applicable to all Requests for Compensation	46
3.07 Survival	47
ARTICLE IV GUARANTY	47
4.01 The Guaranty	47
4.02 Obligations Unconditional	47
4.03 Reinstatement	48
4.04 Certain Additional Waivers	48
4.05 Remedies	49
4.06 Rights of Contribution	49
4.07 Guarantee of Payment; Continuing Guarantee	50
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	50
5.01 Conditions of Initial Credit Extension	50
5.02 Conditions to all Credit Extensions	53
ARTICLE VI REPRESENTATIONS AND WARRANTIES	53
6.01 Existence, Qualification and Power	54
6.02 Authorization; No Contravention	54
6.03 Governmental Authorization; Other Consents	54
6.04 Binding Effect	54
6.05 Financial Statements; No Material Adverse Effect	54

i

6.06 Litigation	55
6.07 No Default	55
6.08 Ownership of Property; Liens	55
6.09 Environmental Compliance	56
6.10 Insurance	56
6.11 Taxes	56
6.12 ERISA Compliance	57
6.13 Subsidiaries	57
6.14 Margin Regulations; Investment Company Act	57
6.15 Disclosure	58
6.16 Compliance with Laws	58
6.17 Intellectual Property; Licenses, Etc.	58
6.18 Solvency	58
6.19 Perfection of Security Interests in the Collateral	59
6.20 Real Property	59
6.21 Brokers’ Fees	59
6.22 Labor Matters	59
6.23 Subordination	59
ARTICLE VII AFFIRMATIVE COVENANTS	60
7.01 Financial Statements	60
7.02 Certificates; Other Information	60
7.03 Notices	62
7.04 Payment of Obligations	63
7.05 Preservation of Existence, Etc.	63
7.06 Maintenance of Properties	63
7.07 Maintenance of Insurance	63
7.08 Compliance with Laws	64
7.09 Books and Records	64
7.10 Inspection Rights	64
7.11 Use of Proceeds	64
7.12 Additional Subsidiaries	64
7.13 ERISA Compliance	65
7.14 Pledged Assets	65
7.15 Post-Closing Deliverables	65
ARTICLE VIII NEGATIVE COVENANTS	66
8.01 Liens	66
8.02 Investments	68
8.03 Indebtedness	68
8.04 Fundamental Changes	70
8.05 Dispositions	70
8.06 Restricted Payments	71
8.07 Change in Nature of Business	71
8.08 Transactions with Affiliates and Insiders	71
8.09 Burdensome Agreements	71
8.10 Use of Proceeds	72
8.11 Financial Covenants	72
8.12 Prepayment of Other Indebtedness, Etc.	73
8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	73
8.14 Ownership of Subsidiaries	74
8.15 Sale Leasebacks	74

8.16 Capital Expenditures	74
A RTICLE IX EVENTS OF DEFAULT AND REMEDIES	74
9.01 Events of Default	74
9.02 Remedies Upon Event of Default	77
9.03 Application of Funds	77
ARTICLE X ADMINISTRATIVE AGENT	78
10.01 Appointment and Authority of Administrative Agent	78
10.02 Delegation of Duties	79
10.03 Exculpatory Provisions	79
10.04 Reliance by Administrative Agent	80
10.06 Rights as a Lender	81
10.07 Resignation of Administrative Agent	81
10.08 Administrative Agent May File Proofs of Claim	82
10.09 Collateral and Guaranty Matters	82
10.10 No Other Duties, Etc.	83
ARTICLE XI MISCELLANEOUS	83
11.01 Amendments, Etc.	83
11.02 Notices and Other Communications; Facsimile Copies	84
11.03 No Waiver; Cumulative Remedies	86
11.04 Expenses; Indemnification; Damage Waiver	86
11.05 Payments Set Aside	88
11.06 Successors and Assigns	88
11.07 Confidentiality	92
11.08 Set-off	93
11.09 Interest Rate Limitation	94
11.10 Counterparts	94
11.11 Integration	94
11.12 Survival of Representations and Warranties	94
11.13 Severability	94
11.14 Tax Forms	95
11.15 Replacement of Lenders	96
11.16 Governing Law	97
11.17 Waiver of Right to Trial by Jury	97
11.18 Designated Senior Indebtedness	98
11.19 USA Patriot Act Notice	98

SCHEDULES

1.01(a)	Dispositions
1.01(b)	Existing Letters of Credit
2.01	Revolving Commitments and Pro Rata Shares
6.10	Insurance
6.13	Subsidiaries
6.17	IP Rights
6.20	Locations of Real Property
7.15	Post-Closing Deliverables
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
8.08	Affiliate Transactions
11.02	Certain Addresses for Notices
11.06	Processing and Recordation Fees
EXHIBITS

A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Revolving Note
C-2	Form of Swing Line Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Joinder Agreement

AMENDED AND RESTATED
CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 12, 2006 among QUANTA SERVICES, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and amends and restates that certain Credit Agreement, dated as of December 19, 2003 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent.
     The Borrower has requested that the Lenders provide $300,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01 Defined Terms.
     As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
     “Act” has the meaning specified in Section 11.19.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
     “Agent Parties” has the meaning set forth in Section 11.02(c).
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).
     “Agreement” means this Amended and Restated Credit Agreement, as amended, modified, supplemented and extended from time to time.
     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

			Letter
			of	Revolving Loans
Pricing	Consolidated	Commitment	Credit	Eurodollar
Level	Leverage Ratio	Fee	Fee	Loans	Base Rate Loans
1	≥ 3.0:1.0	0.35%	1.875%	1.875%	0.875%
2	≥ 2.25:1.0 but < 3.0:1.0	0.35%	1.625%	1.625%	0.625%
3	≥ 1.50:1.0 but < 2.25:1.0	0.30%	1.50%	1.50%	0.50%
4	< 1.50:1.0	0.25%	1.25%	1.25%	0.25%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending September 30, 2006 shall be determined based upon Pricing Level 2.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
     “Availability Period” means, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “BAS” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning set forth in Section 7.02.
     “Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.
     “Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
     “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.
     “Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof or any government sponsored enterprise having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d), (f) Investments in money market mutual funds that comply with Rule 2a-7 under the Investment Company Act of 1940, (g) auction rate securities rated AAA (or the equivalent thereof) or better by at least two nationally recognized rating agencies and having a put/auction option no more than 90 days from the date of purchase, irrespective of whether taxable or tax free, and (h) variable rate demand notes having a letter of credit from an Approved Bank and having a put option no longer than seven days from the date of purchase, irrespective of whether taxable or tax free.
     “Change of Control” means an event or series of events by which:

     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that (i) a person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time and (ii) an entity shall not be deemed to have “beneficial ownership” of any Capital Stock owned by any member of the Borrower’s board of directors employed by or affiliated with such entity), directly or indirectly, of thirty eight percent (38%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
     (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (c) the occurrence of a “Fundamental Change” (or any comparable term) under, and as defined in, the 2000 Subordinated Documents; or
     (d) the occurrence of a “Fundamental Change” (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents; or
     (e) the occurrence of a “Change in Control” (or any comparable term) under, and as defined in, the 2006 Convertible Subordinated Notes Documents; or
     (f) the occurrence of a “Change in Control” (or any comparable term) under, and as defined in, the documentation governing the Permitted Subordinated Refinancing Indebtedness.
     “Closing Date” means the date hereof.
     “Collateral” means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
     “Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures (including, without limitation, any capitalized software development costs), as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase Property that is the same as or similar to the Property subject to such Involuntary Disposition or (b) Permitted Acquisitions.
     “Consolidated EBIT” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for taxes based on income or revenues payable by the Borrower and its Subsidiaries for such period and (c) without duplication, Non-Cash Charges for such period, as determined in accordance with GAAP.
     “Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBIT for such period plus (b) the amount of depreciation and amortization expense for such period (to the extent deducted in calculating Consolidated Net Income for such period), all as determined in accordance with GAAP.
     “Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) to (b) the sum of (i) Consolidated Interest Expense for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) minus (ii) all interest expense attributable to capitalized loan costs and the amount of fees paid in connection with the issuance of letters of credit on behalf of the Borrower or any Subsidiary during such period.
     “Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).
     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
     “Consolidated Net Worth” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

     “Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Subordinated Indebtedness) as of such date minus unrestricted cash and Cash Equivalents in excess of $25,000,000 held by the Borrower and its Subsidiaries which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
     “Control” has the meaning specified in the definition of “Affiliate.”
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Indebtedness.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment that is obsolete, uneconomical, surplus, worn out or otherwise no longer used or useful in the conduct of business of the Borrower and its Subsidiaries, or the retirement or replacement of any such assets (with assets of equal or greater value), (iii) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Loan Party, provided that the Loan

Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (iv) any Involuntary Disposition by the Borrower or any Subsidiary, (v) any Disposition by the Borrower or any Subsidiary to the extent constituting a Permitted Investment, (vi) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, and (vii) any sale, transfer or other disposition of those assets identified on Schedule 1.01(a) attached hereto. The term “Disposition” shall not be deemed to include any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition. The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.
     “Eligible Assets” means Property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
     “Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Issuance” means any issuance by the Borrower or any Subsidiary to any Person of shares of its Capital Stock, other than (a) any issuance of shares of its Capital Stock pursuant to the exercise of options or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Capital Stock, and (d) any issuance by the Borrower of shares of its Capital Stock as consideration for a Permitted Acquisition. The term “Equity Issuance” shall not be deemed to include any Disposition.

     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.
     “Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage
Where,
     “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Default” has the meaning set forth in Section 9.01.
     “Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real or personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property and (d) any leased real Property which is located in the United States unless requested by the Administrative Agent or the Required Lenders.
     “Existing Credit Agreement” has the meaning set forth in the introductory paragraph hereto.
     “Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01(b).
     “Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the fee letter agreement, dated April 28, 2006, among the Borrower, the Administrative Agent and BAS.
     “Foreign Lender” has the meaning set forth in Section 11.14(a)(i).
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     “Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds (other than surety bonds), debentures, notes, loan agreements or other similar instruments;
     (b) all purchase money Indebtedness;
     (c) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments (which, for the avoidance of doubt, excludes surety bonds);
     (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation, any Earn Out Obligations;
     (e) the Attributable Indebtedness of Capital Leases and Synthetic Leases;
     (f) the Attributable Indebtedness of Securitization Transactions;
     (g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;
     (h) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and
     (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.
For purposes hereof, (x) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.
     “Guarantors” means each Domestic Subsidiary of the Borrower and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Honor Date” has the meaning set forth in Section 2.03(c).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all Funded Indebtedness;
     (b) net obligations under any Swap Contract;
     (c) all obligations arising under surety bonds;
     (d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a), (b) and (c) above of any other Person; and
     (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

     “Indemnitee” has the meaning set forth in Section 11.04(b).
     “Intercreditor Agreement” means (i) that certain Intercreditor Agreement dated as of March 14, 2005 by and between the Administrative Agent, on behalf of the Lenders, and Federal Insurance Company, an Indiana corporation, its affiliates and subsidiaries and their respective co-sureties bound therein, and their respective successors and permitted assigns, as amended or modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement intercreditor agreement between the Administrative Agent and any Surety containing terms substantially identical to (unless any term is changed in a manner more favorable to the Lenders in the sole discretion of the Administrative Agent), and no less favorable to the Lenders than, the terms of the intercreditor agreement described in clause (i) above, as amended or modified from time to time in accordance with the terms hereof and thereof.
     “Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Revolving Loan that is a Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.
     “Interim Financial Statements” has the meaning set forth in Section 5.01(c).
     “Internal Revenue Code” means the Internal Revenue Code of 1986.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any of its Subsidiaries.

     “IP Rights” has the meaning set forth in Section 6.17.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or by the Borrower (or any Subsidiary) in favor the L/C Issuer and, in each case, relating to such Letter of Credit.
     “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all outstanding Unreimbursed Amounts, including, without duplication, all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued pursuant to Section 2.03 and any Existing Letter of Credit.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, each Letter of Credit, each Issuer Document, each Joinder Agreement, the Collateral Documents, the Intercreditor Agreement, each Request for Credit Extension, each Compliance Certificate, the Fee Letter and each other document, instrument or agreement from time to time executed by the Borrower or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.
     “Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Loan Parties” means, collectively, the Borrower and each Guarantor.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
     “Maturity Date” means June 12, 2011.
     “Maximum Rate” has the meaning set forth in Section 11.09.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Mortgaged Property” means any real property that is owned by a Loan Party and is subject to a Mortgage.

     “Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent a security interest in the fee interest of any Loan Party in (i) each of the real properties designated as a “Mortgaged Property” on Schedule 6.20 and (ii) each real property (other than Excluded Property) acquired by a Loan Party subsequent to the Closing Date, as the same may be amended, modified, restated or supplemented from time to time.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Non-Cash Charges” means, for any period, the amount of non-cash charges determined in accordance with GAAP; provided that if any cash outlay is made during such period in respect of such non-cash charge, only the amount of such non-cash charge which exceeds the amount of the cash outlay may be added back to Consolidated Net Income for purposes of calculating Consolidated EBIT. For the avoidance of doubt, Non-Cash Charges shall not include any depreciation expense.
     “Non-Consenting Lender” has the meaning specified in Section 11.15.
     “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
     “Note” or “Notes” means the Revolving Notes and/or the Swing Line Note, individually or collectively, as appropriate.
     “Obligations” means all advances to, and debts, liabilities, indemnities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Loan Party and any Lender or Affiliate of a Lender.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Outstanding Amount” means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     “Participant” has the meaning specified in Section 11.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower; provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11(b) and (c) as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), (v) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower, (vii) immediately after giving effect to such Acquisition, the Borrower shall have at least $20,000,000 of (a) availability existing under the Aggregate Revolving Commitments and/or (b) unrestricted cash on its balance sheet, and (viii) no Default or Event of Default exists immediately prior to and after giving effect to any such Acquisition.
     “Permitted Investments” means, at any time, Investments by the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.
     “Permitted Liens” means, at any time, Liens in respect of Property of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.
     “Permitted Subordinated Refinancing Indebtedness” shall mean Indebtedness of the Borrower issued or given in exchange for, or any or all of the proceeds of which are used to refinance, any or all of the outstanding Indebtedness issued pursuant to the 2000 Subordinated Indenture, the 2003 Convertible Subordinated Debentures or the 2006 Convertible Subordinated Notes, so long as (a) any such Indebtedness has a final maturity thereof no earlier than six (6) months following the Maturity Date, (b) any such Indebtedness does not add guarantors, obligors or security different from that which applied to the Indebtedness issued pursuant to the 2000 Subordinated Indenture, the 2003 Convertible Subordinated Debentures or the 2006 Convertible Subordinated Notes, as applicable, (c) any such Indebtedness does not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant) or (ii) any specific cross-default provisions expressly referring to this Agreement or any other Loan Document, (d) any such Indebtedness has substantially the same (or, from the perspective of the Lenders, not materially less favorable) subordination provisions as those subordination provisions contained in the 2000 Subordinated Indenture, the 2003 Convertible Subordinated Debentures or the 2006 Convertible Subordinated Notes, as applicable, (e) any such Indebtedness does not contain any scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the date six (6) months after the Maturity Date and (f) the covenants and default provisions contained in such Indebtedness shall be no more restrictive on the Borrower and its Subsidiaries than the covenants and default provisions contained in this Agreement or any other Loan Document.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning set forth in Section 11.07.
     “Pledge Agreement” means the amended and restated pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.
     “Pro Forma Basis” means, for purposes of calculating the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio, that any Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such Acquisition for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period.
     “Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculation of the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the most recent fiscal quarter end for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.
     “Pro Rata Share” means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.
     “Public Lender” has the meaning set forth in Section 7.02.
     “Register” has the meaning set forth in Section 11.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing or the conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, or in the event that an “auto borrow” or “zero balance” or similar arrangement shall be in place with the Swing Line Lender, such form of request required by such alternative notice arrangements.
     “Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations and Swing Line Loans and participations therein. The Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or general counsel of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.
     “Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or increased from time to time in accordance with this Agreement.
     “Revolving Loan” has the meaning specified in Section 2.01(a).
     “Revolving Note” has the meaning specified in Section 2.11(a).

     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any Property, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securitization Transaction” means any financing transaction or series of related financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower that is not a Loan Party.
     “Security Agreement” means the amended and restated security agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.
     “Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Subordinated Indebtedness” means the (a) unsecured Indebtedness under (i) the 2000 Subordinated Documents, as amended or modified from time to time in accordance with the terms hereof, (ii) the 2003 Convertible Subordinated Debentures, as amended or modified from time to time in accordance with the terms hereof, (iii) the 2006 Convertible Subordinated Notes, as amended or modified from time to time in accordance with the terms hereof and (iv) the Permitted Subordinated Refinancing

Indebtedness and (b) any other unsecured Indebtedness of the Borrower or any Subsidiary which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions and evidenced by documentation reasonably satisfactory to the Administrative Agent.
     “Surety” means (i) Federal Insurance Company, an Indiana corporation, its affiliates and subsidiaries and any other companies writing bonds for which the Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the Underwriting Agreement)), and their co-sureties and reinsurors, and their respective successors and permitted assigns or (ii) any Person (together with its affiliates and subsidiaries and other companies writing bonds for which an Underwriting Agreement is consideration (and other companies from whom such Person procures bonds for the Principal (as defined in the Underwriting Agreement)) who replaces or supplements the Persons identified in clause (i) above under the Surety Credit Documents as executor or procurer of bonds pursuant to the Surety Credit Documents, and their co-sureties and reinsurors, and their respective successors and permitted assigns.
     “Surety Credit Documents” has the meaning specified in the Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Credit Documents contained in the Intercreditor Agreement).
     “Surety Priority Collateral” has the meaning specified in the Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Priority Collateral contained in the Intercreditor Agreement).
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).

     “Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Note” has the meaning specified in Section 2.11(a).
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.
     “Threshold Amount” means $10,000,000.
     “Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.
     “Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “Underwriting Agreement” means (i) that certain Underwriting, Continuing Indemnity and Security Agreement dated as of March 14, 2005 by and among the Principal (as defined in the Intercreditor Agreement) and the Surety, as amended or modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement Underwriting, Continuing Indemnity and Security Agreement by and among the Principal (as defined in the Intercreditor Agreement) and the Surety containing terms substantially identical to (unless any term is changed in a manner more favorable to the Lenders in the sole discretion of the Administrative Agent), and no less favorable to the Loan Parties and the Lenders than, the terms of the Underwriting, Continuing Indemnity and Security Agreement described in clause (i) above, as amended or modified from time to time in accordance with the terms hereof and thereof.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
     “Voting Stock” means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
     “Wholly Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Borrower.

     “2000 Subordinated Documents” means the 2000 Subordinated Indenture and all other documents executed and delivered in connection with the 2000 Subordinated Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     “2000 Subordinated Indenture” means that certain Subordinated Indenture dated as of July 25, 2000 as supplemented by that certain First Supplemental Indenture dated as of July 25, 2000, in each case between the Borrower, as issuer and Chase Bank of Texas, National Association, as trustee, as amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.
     “2003 Convertible Subordinated Debentures” means those 4.5% Convertible Subordinated Debentures of the Borrower due 2023 issued pursuant to the 2003 Subordinated Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     “2003 Convertible Subordinated Debentures Documents” means the 2003 Convertible Subordinated Debentures, the 2003 Subordinated Indenture and all other documents executed and delivered in respect of the 2003 Convertible Subordinated Debentures and the 2003 Subordinated Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     “2003 Subordinated Indenture” means that certain Indenture dated as of October 17, 2003 between the Borrower, as issuer, and Wells Fargo Bank, N.A., as trustee, as amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.
     “2006 Convertible Subordinated Notes” means those certain 3.75% Convertible Subordinated Notes of the Borrower due 2026 issued pursuant to the 2006 Subordinated Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     “2006 Convertible Subordinated Notes Documents” means the 2006 Convertible Subordinated Notes, the 2006 Subordinated Indenture and all other documents executed and delivered in respect of the 2006 Convertible Subordinated Notes and the 2006 Subordinated Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
     “2006 Subordinated Indenture” means that certain Indenture dated as of May 3, 2006 between the Borrower, as issuer, and Wells Fargo Bank, National Association, as trustee, as amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof and thereof.
1.02 Other Interpretive Provisions.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
     (iii) The term “including” is by way of example and not limitation.
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03 Accounting Terms.
     (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations except as expressly provided herein) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.
     (b) The Borrower will provide a written summary of changes in GAAP that are material to the Borrower and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(a). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Senior Leverage Ratio shall be made on a Pro Forma Basis.

1.04 Rounding.
     Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be carried to two decimal places and shall be calculated by dividing the appropriate component by the other component, carrying the result to three decimal places and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05 References to Agreements and Laws.
     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06 Times of Day.
     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.07 Letter of Credit Amounts.
     Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.08 Existing Credit Agreement.
     On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety. After the Closing Date, (a) all obligations of the Borrower and the other Loan Parties under the Existing Credit Agreement shall become obligations of the Borrower and the other Loan Parties hereunder, secured by the Collateral Documents, and (b) the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01 Revolving Loans.
     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any

Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.
2.02 Borrowings, Conversions and Continuations of Revolving Loans.
     (a) Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Revolving Loans that are Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Revolving Loans that are Eurodollar Rate Loans or any conversion of Revolving Loans that are Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Revolving Loans that are Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of Revolving Loans that are Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of Revolving Loans that are Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Revolving Loans that are Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Revolving Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Loan Notice pursuant to Section 2.02(a), the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such

Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Revolving Loan that is a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Revolving Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Revolving Loans that are Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Loans that are Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Revolving Loans (or such greater number of Interest Periods as may be agreed to by the Administrative Agent, in its sole discretion).
     (f) The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Aggregate Revolving Commitments by up to ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld); provided that:
     (i) any such increase shall be in a minimum principal amount of $5 million and in integral multiples of $5 million in excess thereof;
     (ii) no Default or Event of Default shall be continuing at the time of any such increase;
     (iii) no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;
     (iv) (A) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (B) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and
     (v) as a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, immediately prior to and after giving effect to such increase, (1) the representations and warranties of the Borrower and each other Loan Party contained in Article VI and the other Loan Documents are true and correct on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) no Default or Event of Default exists.
     The Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Revolving Commitments arising from any nonratable increase in the Revolving Commitments under this Section.
2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (y) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments or (z) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender’s Revolving Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

     (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
     (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
     (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to borrowers generally;
     (E) such Letter of Credit is in an initial amount less than $200,000 (or such lesser amount as may be agreed to by the L/C Issuer, in its sole discretion); or
     (F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender, it being understood and agreed that the L/C Issuer would consider the Borrower’s providing Cash Collateral to the Administrative Agent, for the benefit of the L/C Issuer, to secure such Lender’s Pro Rata Share of such Letter of Credit a satisfactory arrangement.
     (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (iv) The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied. The L/C Issuer shall promptly provide the Borrower a copy of any such notice it receives from the Administrative Agent or any Lender.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Subsidiary, as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted under the terms hereof, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the applicable conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
     (vii) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for the full amount of any and all drawings under such Letter of Credit.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.04 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute,

unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of such L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). Sections 2.05 and 9.02 set forth certain additional requirements to deliver Cash Collateral hereunder. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances in the applicable cash collateral accounts and all proceeds therein. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. If at any time the Administrative Agent reasonably determines that the total amount of funds held as Cash Collateral is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.
     (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate specified in the Fee Letter, computed on the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
     (l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such request shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.
2.04 Swing Line Loans.
     (a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the

Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with the Swing Line Lender, the Borrower shall request Swing Line Loans pursuant to such alternative notice arrangements, if any, provided thereunder or in connection therewith, and each Swing Line Loan advance shall be in such minimum amounts, if any, provided by such arrangement.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05 Prepayments.
     (a) Voluntary Prepayments of Loans.
     (i) Revolving Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.
     (ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, however, in the event that an “auto borrow” or “zero balance” or similar arrangement shall then be in place with the Swing Line Lender, the Borrower may make voluntary prepayments on Swing Line Loans pursuant to such alternative notice arrangements and in such minimum amounts, if any, provided thereunder or in connection therewith.
     (b) Mandatory Prepayments of Loans. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Loans and Swing Line Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations.
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities (beginning with the earliest maturity). All prepayments under this Section 2.05 shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06 Termination or Reduction of Revolving Commitments.
     The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
2.07 Repayment of Loans.
     (a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.
     (b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand by the Swing Line Lender and (ii) the Maturity Date.
2.08 Interest.
     (a) Revolving Loans and Swing Line Loans.
     (i) Subject to the provisions of subsection (ii) below, (A) each Revolving Loan that is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (I) the Eurodollar Rate for such Interest Period plus (II) the Applicable Rate; (B) each Revolving Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (C) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     (ii) Interest on each Revolving Loan and Swing Line Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
2.09 Fees.
     In addition to certain fees described in subsections (i) and (j) of Section 2.03:
     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.
     (b) Fee Letter. The Borrower shall pay to BAS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.
2.10 Computation of Interest and Fees.
     All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).
2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C-1 (a “Revolving Note”) and (ii) in the case of Swing Line Loans, be in the form of Exhibit C-2 (a “Swing Line Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to the L/C Issuer its applicable share or each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
     (b) Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans; provided, however that the Administrative Agent may not make demand therefor upon the Borrower unless such Lender fails to pay such amount forthwith upon the Administrative Agent’s demand therefor. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (g) The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation in Letters of Credit or Swing Line Loans or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation in Letters of Credit or Swing Line Loans or to make its payment under Section 11.04(c).
     (h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13 Sharing of Payments by Lenders.
     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01 Taxes.
     (a) Subject to Section 11.14 and except as provided in this Section 3.01, any and all payments by any Loan Party to or for the account of the Administrative Agent, the L/C Issuer or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, the L/C Issuer and each Lender, taxes imposed on or measured by its overall net income or overall gross receipts, and franchise taxes and similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent, the L/C Issuer or such Lender, as the case may be, is organized or maintains a lending office or maintained a lending office from which Credit Extensions were made (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent, the L/C Issuer or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent, the L/C Issuer and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

     (c) The Borrower agrees to indemnify the Administrative Agent, the L/C Issuer and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent, the L/C Issuer and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided the Administrative Agent, the L/C Issuer and such Lender, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts; provided further that the Borrower shall not be required to indemnify the Administrative Agent, the L/C Issuer and such Lender, as the case may be, for such Taxes, Other Taxes and liabilities arising therefrom or with respect thereto for which written notice was received by the Administrative Agent, the L/C Issuer or such Lender from the appropriate Governmental Authority more than 180 days prior to the date the Administrative Agent, the L/C Issuer or such Lender, as the case may be, notifies the Borrower of such Taxes, Other Taxes and any liabilities arising therefrom or with respect thereto. Payment under this subsection (c) shall be made within thirty days after the date the Lender, the L/C Issuer or the Administrative Agent makes a demand therefor.
     (d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable commercial efforts (subject to such Lender’s overall internal policies of general application) to designate another lending office for any Loan or Letter of Credit affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) and Section 3.01(c).
     (e) Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority on any payment made by any Loan Party to or for the account of the Administrative Agent, the L/C Issuer or any Lender under any Loan Document, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section 3.01 and Section 11.14.
     (f) If the Administrative Agent, the L/C Issuer or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the L/C Issuer or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, the L/C Issuer or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, the L/C Issuer or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, the L/C Issuer or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality.
     If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03 Inability to Determine Rates.
     If the Administrative Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke (without regard to any notice period that may otherwise be required hereunder) any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
3.04 Increased Cost and Reduced Return; Capital Adequacy.
     (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 and Section 11.14 shall govern), (ii) changes in the basis of taxation of overall net income, overall gross income, franchise taxes or similar taxes by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office or maintained a lending office from which Credit Extensions were made, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail such additional amounts (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
     (c) The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.05 Funding Losses.
     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or reasonable expense actually incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.15;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06 Matters Applicable to all Requests for Compensation.
     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.15.
3.07 Survival.
     All of the Borrower’s obligations under this Article III shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
GUARANTY
4.01 The Guaranty.
     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
4.02 Obligations Unconditional.
     The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Revolving Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

     (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
     (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;
     (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
     (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or
     (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
     With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of intent to accelerate, any notice of acceleration and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03 Reinstatement.
     The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
4.04 Certain Additional Waivers.
     Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.
     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.
4.06 Rights of Contribution.
     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) “Guaranteed Obligations” shall mean the Obligations guaranteed by the Guarantors pursuant to this

Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.09.
4.07 Guarantee of Payment; Continuing Guarantee.
     The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01 Conditions of Initial Credit Extension.
     The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.
     (b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of general counsel of the Loan Parties and legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.
     (c) Financial Statements. The Administrative Agent shall have received:
     (i) consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2005, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP; and
     (ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the three month period ending March 31, 2006, including balance sheets and statements of income or operations, shareholders’ equity and cash flows (the “Interim Financial Statements”).
     (d) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2005 in the business, assets, liabilities, operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole.
     (e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

     (f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
     (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
     (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
     (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (g) Perfection and Priority of Liens on Personal Property. Receipt by the Administrative Agent of the following:
     (i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
     (ii) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);
     (iii) searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and
     (iv) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.
     (h) Real Property. Receipt by the Administrative Agent of the following:

     (i) fully executed and notarized Mortgages encumbering the fee interest of any Loan Party in each of the real properties designated as a Mortgaged Property on Schedule 6.20; and
     (ii) ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent.
     (i) Certified Debt Documents. The Administrative Agent shall have received copies, certified by an officer of the Borrower as true and complete, of (i) the 2000 Subordinated Indenture (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the 2000 Subordinated Indenture as of the Closing Date, (ii) the 2003 Subordinated Indenture (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such 2003 Subordinated Indenture as of the Closing Date, (iii) the 2006 Subordinated Indenture (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the 2006 Subordinated Indenture as of the Closing Date and (iv) the Underwriting Agreement (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to the Underwriting Agreement as of the Closing Date.
     (j) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.
     (k) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.01(d) and (e) and Sections 5.02(a), (b) and (c) have been satisfied.
     (l) Senior Secured Debt Rating. Receipt by the Administrative Agent of evidence that the Borrower’s senior secured non-credit enhanced debt is rated BB- or higher (with a stable or positive outlook) by S&P and Ba3 or higher (with a stable or positive outlook) from Moody’s.
     (m) Fees. Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Closing Date.
     (n) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
     (o) Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the

Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.02 Conditions to all Credit Extensions.
     The obligation of each Lender or the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.
     (c) There shall not have been commenced against the Borrower or any Subsidiary an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.
     (d) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01 Existence, Qualification and Power.
     Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02 Authorization; No Contravention.
     The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) in any material respect, conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).
6.03 Governmental Authorization; Other Consents.
     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.
6.04 Binding Effect.
     This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6.05 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

     (b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).
     (c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
     (d) The financial statements delivered pursuant to Section 7.01(a) and (b), if any, have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.
     (e) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
6.06 Litigation.
     There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.
6.07 No Default.
     (a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
     (b) No Default has occurred and is continuing.
6.08 Ownership of Property; Liens.
     Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.
Except as could not reasonably be expected to have a Material Adverse Effect:
     (a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.
     (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
     (c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.
     (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.
     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.
     (f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
6.10 Insurance.
     The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.
6.11 Taxes.
     The Borrower and its Subsidiaries have filed all federal, material state and other material tax returns and reports required to be filed, and have paid all material federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.
6.12 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) Except as could not be reasonably expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
     (d) (i) No Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (ii) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
6.13 Subsidiaries.
     Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.
6.14 Margin Regulations; Investment Company Act.
     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15 Disclosure.
     No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
6.16 Compliance with Laws.
     Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17 Intellectual Property; Licenses, Etc.
     The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.
6.18 Solvency.
     The Loan Parties are Solvent on a consolidated basis.

6.19 Perfection of Security Interests in the Collateral.
     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon filing of all requisite financing statements and Mortgages, be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.
6.20 Real Property.
     Set forth on Schedule 6.20 is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto.
6.21 Brokers’ Fees.
     Except pursuant to the Fee Letter, neither the Borrower nor any Subsidiary has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.
6.22 Labor Matters.
     There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
6.23 Subordination.
     The subordination provisions contained in the 2000 Subordinated Documents are enforceable against the Borrower, the Guarantors and the holders of the 2000 Subordinated Documents, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Debt” and “Designated Senior Debt” included in such subordination provisions. The subordination provisions contained in the 2003 Convertible Subordinated Debentures Documents are enforceable against the Borrower, the Guarantors and the holders of the 2003 Convertible Subordinated Debentures, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Indebtedness” and “Designated Senior Indebtedness” included in such subordination provisions. The subordination provisions contained in the 2006 Convertible Subordinated Notes Documents are enforceable against the Borrower, the Guarantors and the holders of the 2006 Convertible Subordinated Notes, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Indebtedness” and “Designated Senior Indebtedness” included in such subordination provisions. The subordination provisions contained in the documentation governing any Permitted Subordinated Refinancing Indebtedness are enforceable against the Borrower, the Guarantors and the holders of the obligations under such Permitted Subordinated Refinancing Indebtedness, and all Obligations hereunder and under the other Loan Documents are within the definitions of “Senior Indebtedness” (or any comparable term) and “Designated Senior Indebtedness” (or any comparable term) included in such subordination provisions.

ARTICLE VII
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:
7.01 Financial Statements.
     Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
     (b) as soon as available, but in any event within fifty days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
     As to any information contained in materials furnished pursuant to Section 7.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
7.02 Certificates; Other Information.
     Deliver to the Administrative Agent (who will make available to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), any budget of the Borrower and its Subsidiaries which has been approved by the board of directors of the Borrower;
     (c) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Officer of the Borrower containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Equity Issuances and Acquisitions, in any one instance exceeding $1,000,000, that occurred during the period covered by such financial statements;
     (d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
     (e) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may deliver, file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder (including, without limitation, copies of all notices and other information delivered to or received from the Surety) and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;
     (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
     (g) concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) a certificate of a Responsible Officer of the Borrower listing (A) all registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and (B) all patent applications, trademark applications, service mark applications, trade names and copyrights awarded to any Loan Party since the last day of the immediately preceding fiscal period and the status of such application, and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Borrower or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.
     Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents other than any documents filed with the SEC that are publicly available on the SEC’s Internet website. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
7.03 Notices.
     (a) Promptly (and in any event within 5 Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.
     (b) Promptly notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws.
     (c) Promptly notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.
     (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.
     (e) Promptly (and in any event within 5 Business Days) notify the Administrative Agent of any change in the senior secured (non-credit enhanced) debt rating of the Borrower.
     (f) Promptly notify the Administrative Agent and each Lender of the occurrence of (i) any Event of Default under and as defined in the Underwriting Agreement or (ii) any fact, condition or event that only with the giving of notice or passage of time or both, would become an Event of Default under and as defined in the Underwriting Agreement.
     Each notice pursuant to this Section 7.03(a), (b), (c), (d) and (f) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached by any Loan Party. Each notice pursuant to Section 7.03(f) shall describe with particularity any and all provisions of any Surety Credit Document that have been breached.

7.04 Payment of Obligations.
     Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all material lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
7.05 Preservation of Existence, Etc.
     (a) (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 and (ii) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (c) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
7.06 Maintenance of Properties.
     (a) Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
     (b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.
7.07 Maintenance of Insurance.
     Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.
     Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
7.09 Books and Records.
     (a) Maintain, in all material respects, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
     (b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
7.10 Inspection Rights.
     Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
7.11 Use of Proceeds.
     Use the proceeds of the Credit Extensions to finance working capital, capital expenditures and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.
7.12 Additional Subsidiaries.
Within forty-five (45) days after the acquisition or formation of any Subsidiary:
     (a) notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and
     (b) if such Subsidiary is a Domestic Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (ii) deliver to the Administrative Agent (x) documents of the types referred to in Sections

5.01(f) and (g) and (y) favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (I) that own at least 95% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (II) that account for at least 95% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended, all in form, content and scope reasonably satisfactory to the Administrative Agent.
7.13 ERISA Compliance.
     Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.
7.14 Pledged Assets.
     Each Loan Party will (i) cause all of its owned and leased real and personal Property other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in this Section 7.14 and the perfection of the Administrative Agent’s Liens thereunder) such that the Administrative Agent shall at all times have received one satisfactory legal opinion for those Loan Parties (x) that own at least 95% of all assets of the Borrower and its Subsidiaries on a consolidated basis and/or (y) that account for at least 95% of revenues of the Borrower and its Subsidiaries on a consolidated basis as of the four fiscal quarter period most recently ended and other items of the types required to be delivered pursuant to Section 5.01(g), all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, the Loan Parties will cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (b) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

7.15 Post-Closing Deliverables.
     (a) Within ninety (90) days of the Closing Date, the applicable Loan Parties shall (a) pledge to the Administrative Agent the Capital Stock of each Foreign Subsidiary identified on Part (a) of Schedule 7.15 required to be pledged to the Administrative Agent pursuant to Section 7.14, together with stock certificates and undated stock powers executed in blank and (b) with respect to the Capital Stock pledged to the Administrative Agent pursuant to subclause (a) above, deliver to the Administrative Agent opinions of counsel reasonably satisfactory to the Administrative Agent regarding, among other things, the attachment and perfection of the Administrative Agent’s security interest in such Capital Stock.
     (b) Within thirty (30) days of the Closing Date, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, the items identified on Part (b) of Schedule 7.15 for the real Properties identified on Part (b) of Schedule 7.15.
ARTICLE VIII
NEGATIVE COVENANTS
     So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
8.01 Liens.
     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);
     (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
     (e) pledges or deposits in the ordinary course of business in connection with any insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than thirty (30) consecutive days during which execution is not effectively stayed;
     (i) Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within 120 days after the acquisition thereof;
     (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;
     (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals permitted by this Agreement;
     (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;
     (m) normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions;
     (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
     (o) Liens securing Indebtedness permitted under Section 8.03(h); provided that such Liens shall be limited to specific Property and shall not be a blanket Lien;
     (p) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
     (q) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents; provided that such Liens remain subject to the terms of the Intercreditor Agreement and (ii) Liens (provided that those of the Surety shall be subject to the terms of the Intercreditor Agreement) arising as a matter of law which secure the obligations of the Borrower or any Subsidiary under any surety bond provided in the ordinary course of business; and

     (r) other Liens in an aggregate amount outstanding not exceeding $5,000,000 at any time.
8.02 Investments.
     Make any Investments, except:
     (a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;
     (b) Investments existing as of the Closing Date and set forth in Schedule 8.02;
     (c) Investments in any Person that is a Loan Party prior to giving effect to such Investment;
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from, or of delinquent obligations of, or other disputes with, financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (e) Guarantees permitted by Section 8.03;
     (f) Permitted Acquisitions;
     (g) to the extent permitted by, and in compliance with, applicable law, loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $4,000,000 in the aggregate at any one time;
     (h) Investments in Lightwave L.L.C., an Alabama limited liability company (or any of its successors or assigns), provided that all such Investments (whether by cash or contribution of assets, but excluding the reinvestment of its retained earnings) shall not exceed $5,000,000 in the aggregate;
     (i) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;
     (j) Investments in Foreign Subsidiaries in an amount not to exceed $25,000,000 in the aggregate at any time outstanding; and
     (k) any other Investments in an aggregate amount at any time outstanding not to exceed the greater of (i) $50,000,000 and (ii) an amount equal to sum of (A) 7.5 % of Consolidated Net Worth plus (B) the amount of Non-Cash Charges for the immediately preceding fiscal year plus (C) the aggregate amount of all repurchases or redemptions of shares of the Borrower’s Capital Stock to the extent permitted under Section 8.06(c).
8.03 Indebtedness.
     Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;

     (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s); provided that the amount of such Indebtedness is not increased at the time of such renewal, refinancing or extension);
     (c) intercompany Indebtedness permitted under Section 8.02;
     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or Property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (e) (i) obligations of the Borrower under surety bonds provided in the ordinary course of business and (ii) obligations of the Borrower and its Subsidiaries under the Surety Credit Documents; provided that such obligations are subject to the terms of the Intercreditor Agreement;
     (f) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
     (g) other unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;
     (h) secured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;
     (i) unsecured Indebtedness to a seller incurred in connection with a Permitted Acquisition, provided that (i) such Indebtedness is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement and the other Loan Documents and contains standstill provisions reasonably acceptable to the Administrative Agent and (iii) no payments may be made on such Indebtedness if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;
     (j) unsecured Indebtedness of the Borrower under the 2000 Subordinated Documents in an aggregate principal amount of up to $172,500,000;

     (k) unsecured Indebtedness of the Borrower under the 2003 Convertible Subordinated Debentures in an aggregate principal amount of up to $270,000,000;
     (l) unsecured Indebtedness of the Borrower under the 2006 Convertible Subordinated Notes in an aggregate principal amount of up to $145,000,000;
     (m) Permitted Subordinated Refinancing Indebtedness, provided that (i) no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto and (ii) the aggregate principal amount of such Permitted Subordinated Refinancing Indebtedness not used to contemporaneously refinance any or all of the Indebtedness under the 2000 Subordinated Indenture, the 2003 Convertible Subordinated Debentures or the 2006 Convertible Subordinated Notes shall not exceed $150,000,000 at any one time outstanding;
     (n) Guarantees with respect to Indebtedness permitted under clauses (a) through (i) of this Section 8.03; and
     (o) Guarantees (which Guarantees shall be similarly subordinated) with respect to Indebtedness permitted under clauses (j), (k), (l) and (m) of this Section 8.03.
8.04 Fundamental Changes.
     Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary and (e) any Subsidiary of the Borrower may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such Permitted Acquisition involves the Borrower, the Borrower shall be the continuing or surviving corporation.
8.05 Dispositions.
     Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed $10,000,000.
     Upon a disposition of assets permitted by this Agreement, the Administrative Agent shall promptly deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is reasonably necessary to evidence the Administrative Agent’s release of its security interest in such assets.

8.06 Restricted Payments.
     Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (a) each Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party;
     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;
     (c) provided that no Default or Event of Default exists immediately prior to and after giving effect to any such purchase, redemption, acquisition or retirement, the Borrower may make dividends and purchase, redeem, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock in an aggregate amount not to exceed in any fiscal year an amount equal to twenty five percent (25%) of the sum of (i) Consolidated Net Income for the immediately prior fiscal year plus (ii) the amount of Non-Cash Charges for the immediately prior fiscal year (to the extent such Non-Cash Charges reduced Consolidated Net Income for such fiscal year); and
     (d) for the avoidance of doubt, any payment permitted by Section 8.12(b).
8.07 Change in Nature of Business.
     Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof).
8.08 Transactions with Affiliates and Insiders.
     Except as set forth on Schedule 8.08, enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.
8.09 Burdensome Agreements.
     (a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party (other than customary consent requirements in Contractual Obligations entered into in the ordinary course of business), (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) the 2000

Subordinated Documents, (3) the 2003 Convertible Subordinated Debenture Documents, (4) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (5) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (6) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition” pending the consummation of such sale, (7) the Underwriting Agreement, (8) the 2006 Convertible Subordinated Notes Documents or (9) the documentation governing any Permitted Subordinated Refinancing Indebtedness.
     (b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 or the definition of “Disposition”, pending the consummation of such sale.
8.10 Use of Proceeds.
     Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
8.11 Financial Covenants.
     (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $571 million plus (ii) for each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2006, an amount equal to 50% of Consolidated Net Income (to the extent positive) for such fiscal quarter plus (iii) without duplication, 100% of all Equity Issuances after the Closing Date minus (iv) the aggregate amount of all repurchases or redemptions of shares of the Borrower’s Capital Stock to the extent permitted under Section 8.06(c) minus (v) without duplication, all Non-Cash Charges which are applicable to such period.
     (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.5 to 1.0.
     (c) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.5:1.0.
     (d) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than (i) for any fiscal quarter ending during the period from June 30, 2006 to and including December 31, 2006, 2.5:1.0 and (ii) for any fiscal quarter ending after January 1, 2007, 3.0:1.0.

8.12 Prepayment of Other Indebtedness, Etc.
     (a) Amend or modify any of the terms of any Indebtedness (including without limitation the 2000 Subordinated Documents, the 2003 Convertible Subordinated Debentures Documents, the 2006 Convertible Subordinated Notes Documents and the documentation governing any Permitted Subordinated Refinancing Indebtedness) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents and intercompany Indebtedness permitted under Section 8.03) if such amendment or modification would add or change any terms in a manner materially adverse to the Lenders, the Borrower or any Subsidiary, including but not limited to shortening the final maturity or average life to maturity, requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto.
     (b) Make (or give any notice with respect thereto) any voluntary or optional payment (including, without limitation, any payment of cash for any securities surrendered to the Borrower or any Subsidiary for conversion), prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or any voluntary or optional refund, refinance or exchange of any Indebtedness (including without limitation the 2000 Subordinated Documents, 2003 Convertible Subordinated Debentures Documents, the 2006 Convertible Subordinated Notes Documents and the documentation governing any Permitted Subordinated Refinancing Indebtedness) of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents and intercompany Indebtedness permitted under Section 8.03); provided, however, notwithstanding anything in this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result therefrom, the Borrower may prepay (including, without limitation, by way of redemption) (and provide any notice with respect to any such prepayment) any or all of the Indebtedness (or pay cash for any securities surrendered to the Borrower for conversion) under the 2000 Subordinated Documents, the 2003 Convertible Subordinated Debentures Documents, the 2006 Convertible Subordinated Notes Documents and the documentation governing any Permitted Subordinated Refinancing Indebtedness.
     (c) Permit any Indebtedness of the Borrower or any Subsidiary (other than the Indebtedness arising under the Loan Documents) to be designated or identified as (i) “Designated Senior Debt” under and as defined in the 2000 Subordinated Indenture, (ii) “Designated Senior Indebtedness” under and as defined in the 2003 Subordinated Indenture or (iii) “Designated Senior Indebtedness” under and as defined in the 2006 Subordinated Indenture.
     (d) Amend or modify any of the terms of the Underwriting Agreement or the Indemnity Agreement (as defined in the Underwriting Agreement) if any such amendment or modification would add or change any terms in a manner adverse to the Lenders or the Indemnitors (as defined in the Intercreditor Agreement); provided that this Section 8.12(d) shall not prohibit any issuance of Bonds (as defined in the Underwriting Agreement), the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms or any amendments or modifications which do not require the consent of any Loan Party or Subsidiary.
8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
     (a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
     (b) Change its fiscal year.
     (c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.14 Ownership of Subsidiaries.
     Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock (other than (a) the 485 shares of preferred Capital Stock issued by Allteck Line Contractors, Inc. to the Borrower and (b) the 3,499 shares of preferred Capital Stock issued by Quanta Services of Canada Ltd. to the Borrower) or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.
8.15 Sale Leasebacks.
     Enter into any Sale and Leaseback Transaction other than the sale and leaseback of trucks and equipment for immaterial amounts in the ordinary course of business.
8.16 Capital Expenditures.
     The Borrower and its Subsidiaries will not make Consolidated Capital Expenditures during any fiscal year in excess of an amount equal to the greater of (i) $100,000,000 and (ii) 50% of Consolidated EBITDA for the twelve month period ending on the last day of the immediately preceding fiscal year.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01 Events of Default.
Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.05(a)(i), 7.10 or 7.11 or Article VIII (other than Sections 8.01 and 8.03); or
     (c) Information Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02(a) and such failure continues for five (5) Business Days; or
     (d) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of any Loan Party becoming aware of such failure and (ii) notice thereof to the Borrower from the Administrative Agent or the Required Lenders; or

     (e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
     (f) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     (g) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
     (h) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
     (i) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and any such judgments or orders shall not have been paid, discharged or bonded pending appeal (or the Borrower has not obtained an indemnity against on terms and conditions satisfactory to the Lenders in their reasonable discretion) within thirty (30) days from the entry thereof, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
     (l) Change of Control. There occurs any Change of Control; or
     (m) 2000 Subordinated Documents. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the 2000 Subordinated Documents, (ii) any of the Obligations for any reason shall cease to be “Senior Debt” (or any comparable term) under, and as defined in, the 2000 Subordinated Documents, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Debt” (or any comparable term) under, and as defined in, the 2000 Subordinated Documents or (iv) the subordination provisions of the 2000 Subordinated Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the debt evidenced by the 2000 Subordinated Documents; or
     (n) 2003 Convertible Subordinated Debentures. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the 2003 Convertible Subordinated Debentures Documents or (iv) the subordination provisions of the 2003 Convertible Subordinated Debentures Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 2003 Convertible Subordinated Debentures; or
     (o) Underwriting Agreement. There shall occur an “Event of Default” under, and as defined in, the Underwriting Agreement;
     (p) 2006 Convertible Subordinated Notes. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the 2006 Convertible Subordinated Notes Documents, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, the 2006 Convertible Subordinated Notes Documents, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness”

(or any comparable term) under, and as defined in, the 2006 Convertible Subordinated Notes Documents or (iv) the subordination provisions of the 2006 Convertible Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the 2006 Convertible Subordinated Notes; or
          (q) Permitted Subordinated Refinancing Indebtedness. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Refinancing Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Refinancing Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documentation governing any Permitted Subordinated Refinancing Indebtedness or (iv) the subordination provisions of the documentation governing any Permitted Subordinated Refinancing Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Permitted Subordinated Refinancing Indebtedness.
9.02 Remedies Upon Event of Default.
     If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Revolving Loans, any obligation of the L/C Issuer to make L/C Credit Extensions and any obligation of the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then applicable Outstanding Amount thereof);
     (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
9.03 Application of Funds.
     After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be

Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third held by them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d) and (c) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
     Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit, as applicable, as they occur. If any amount remains on deposit as Cash Collateral for any Letter of Credit after such Letter of Credit has either been fully drawn or expired, then (i) if any other Obligations (other than Letters of Credit that have been Cash Collateralized) are outstanding, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above or (ii) if all of the Obligations (other than the Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, such remaining amount shall be paid to the Borrower or as otherwise required by law.
ARTICLE X
ADMINISTRATIVE AGENT
10.01 Appointment and Authority of Administrative Agent.
     (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, a Swing Line Lender and a Lender or an Affiliate of a Lender that enters into a Swap Contract with any Loan Party) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
     (c) Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender hereby authorizes Bank of America to serve as the Lender Agent under and as defined in the Intercreditor Agreement on behalf of the Lenders.
10.02 Delegation of Duties.
     The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.03 Exculpatory Provisions.
     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its reasonable opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable (i) to any Lender for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other party in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered by any other party hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance by any other party of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04 Reliance by Administrative Agent.
     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message (to the extent permitted by this Agreement), Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05 Non-Reliance on Administrative Agent and Other Lenders.
     Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.06 Rights as a Lender.
     The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.07 Resignation of Administrative Agent.
     The Administrative Agent may at any time give notice of its resignation (which resignation, for the avoidance of doubt, shall not become effective until the earlier of (x) the date a successor is appointed as provided below or (y) 30 days after giving such notice) to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which shall be required at all times other than during the existence of an Event of Default, and which consent of the Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, after consulting with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, and the Lenders shall perform all the duties of the Administrative Agent (and, if applicable, the L/C Issuer) until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. The retiring Administrative Agent shall refund to the Borrower the pro rata portion of the agency fee paid to such retiring Administrative Agent pursuant to the Fee Letter for any days in the applicable period occurring after the date of the retiring Administrative Agent’s resignation. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
10.08 Administrative Agent May File Proofs of Claim.
     In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
10.09 Collateral and Guaranty Matters.
     The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;
     (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and
     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.09.
10.10 No Other Duties, Etc.
     Anything herein to the contrary notwithstanding, neither the book manager nor the lead arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
ARTICLE XI
MISCELLANEOUS
11.01 Amendments, Etc.
     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Revolving Commitments is not considered an extension or increase in Revolving Commitments of any Lender);
     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
     (d) change Section 2.12(c), Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
     (e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;
     (f) except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby; or
     (g) release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender directly affected thereby;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender.
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
11.02 Notices and Other Communications; Facsimile Copies.
     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (which Administrative Questionnaires shall be provided to the Borrower by the Administrative Agent upon request by the Borrower) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the L/C Issuer or the Swing Line Lender pursuant to Article II if such Lender, the L/C Issuer or the Swing Line Lender, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM

FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     (e) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
11.03 No Waiver; Cumulative Remedies.
     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
11.04 Expenses; Indemnification; Damage Waiver.
     (a) Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and reasonable costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, (b) to pay or reimburse the L/C Issuer for all reasonable costs and expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (c) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.
     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof appointed in accordance with Section 10.02), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any such sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute solely between two or more Indemnitees not caused by or involving in any way the Borrower or any Subsidiary.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of
Section 2.12(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party, on behalf of itself, each of its Subsidiaries and each of their respective Related Parties, hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Indemnitee shall assert, and the Administrative Agent, the L/C Issuer and each Lender, on behalf of each Indemnitee, hereby waives, any claim against the Borrower, any other Loan Party, any Subsidiary or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section 11.04 shall be payable within twenty (20) days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05 Payments Set Aside.
     To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
11.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except

(i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment(s) and the Loans (including for purposes of this subsection, participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in the case of any assignment not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment subject to each such assignment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Revolving Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 11.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (g) of the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.14 as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitments and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30)

days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
11.07 Confidentiality.
     Each of the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders agrees to (and to cause its and its Affiliates’ directors, officers and employees to) maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, any Issuer or any Lender, as applicable, shall be responsible for any violation of this Section 11.08 by such Persons); (b) to the extent required by any regulatory authority having jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the prior written consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the L/C Issuer, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Commitments, and the Credit Extensions.

     For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or BAS will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, BAS, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and BAS shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
11.08 Set-off.
     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such

Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
11.09 Interest Rate Limitation.
     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10 Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11.11 Integration.
     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
11.12 Survival of Representations and Warranties.
     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.13 Severability.
     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.14 Tax Forms.
     (a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 871(h) or Section 881(c) of the Internal Revenue Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
     (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 or any indemnity payments under Section 3.01(c) (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.14(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.14(a); provided that if such Lender shall have satisfied the requirement of this Section

11.14(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.14(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.14(a).
     (b) Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.
     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
11.15 Replacement of Lenders.
     If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (d) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the Loan Documents to an assignee that shall assume such obligations (which assignee may, but is not required to, be another Lender, if a Lender accepts such assignment), provided that:
     (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
     (iv) such assignment does not conflict with applicable Laws; and
     (v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Revolving Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.15 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
11.16 Governing Law.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
11.17 Waiver of Right to Trial by Jury.
     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.18 Designated Senior Indebtedness.
     (a) The Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Debt” for purposes of the 2000 Subordinated Indenture and the other 2000 Convertible Subordinated Debentures Documents, (b) the Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Indebtedness” for purposes of the 2003 Subordinated Indenture and the other 2003 Convertible Subordinated Debentures Documents, (c) the Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Indebtedness” for purposes of the 2006 Subordinated Indenture and the other 2006 Convertible Subordinated Notes Documents and (d) the Indebtedness evidenced by this Agreement is hereby specifically designated as “Designated Senior Indebtedness” (or any comparable term) for purposes of any documentation governing the Permitted Subordinated Refinancing Indebtedness.
11.19 USA Patriot Act Notice.
     Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	QUANTA SERVICES, INC.,
a Delaware corporation

	By:	/s/ Nicholas M. Grindstaff

	Name:	Nicholas M. Grindstaff
	Title:	Treasurer

GUARANTORS:	ARBY CONSTRUCTION, INC.
AUSTIN TRENCHER, INC.
CCLC, INC.
CONTI COMMUNICATIONS, INC.
CROCE ELECTRIC COMPANY, INC.
DILLARD SMITH CONSTRUCTION COMPANY
DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
GLOBAL ENERCOM MANAGEMENT, INC.
GOLDEN STATE UTILITY CO.
H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
MANUEL BROS., INC.
MEARS GROUP, INC.
NETWORK ELECTRIC COMPANY
NORTH SKY COMMUNICATIONS, INC.
PARKSIDE SITE & UTILITY COMPANY CORPORATION
PARKSIDE UTILITY CONSTRUCTION CORP.
PWR FINANCIAL COMPANY
QPC, INC.
QSI, INC.
QUANTA DELAWARE, INC.
QUANTA GOVERNMENT SERVICES, INC.
QUANTA GOVERNMENT SOLUTIONS, INC.
QUANTA LVII ACQUISITION, INC.
QUANTA LVIII ACQUISITION, INC.
QUANTA LIX ACQUISITION, INC.
QUANTA LX ACQUISITION, INC.
QUANTA LXI ACQUISITION, INC.
QUANTA LXII ACQUISITION, INC.
QUANTA LXIII ACQUISITION, INC.
QUANTA LXIV ACQUISITION, INC.
QUANTA LXV ACQUISITION, INC.,
each a Delaware corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA LXVI ACQUISITION, INC.
QUANTA LXVII ACQUISITION, INC.
QUANTA LXVIII ACQUISITION, INC.
QUANTA LXIX ACQUISITION, INC.
QUANTA LXX ACQUISITION, INC.
QUANTA LXXI ACQUISITION, INC.
QUANTA LXXII ACQUISITION, INC.
QUANTA LXXIII ACQUISITION, INC.
QUANTA UTILITY INSTALLATION COMPANY, INC.
R.A. WAFFENSMITH & CO., INC.
SOUTHEAST PIPELINE CONSTRUCTION, INC.
SPALJ CONSTRUCTION COMPANY
SUMTER UTILITIES, INC.
TOM ALLEN CONSTRUCTION COMPANY
TTGP, INC.
TTLP, INC.
UNDERGROUND CONSTRUCTION CO., INC.
UTILITY LINE MANAGEMENT SERVICES, INC.
VCI TELCOM, INC.
W.C. COMMUNICATIONS, INC.,
each a Delaware corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION ALLTECK LINE CONTRACTORS (USA), INC. POTELCO, INC.,
each a Washington corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

BRADFORD BROTHERS, INCORPORATED TTM, INC.,
each a North Carolina corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

CMI SERVICES, INC.
TRAWICK CONSTRUCTION COMPANY, INC.,
each a Florida corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

CROWN FIBER COMMUNICATIONS, INC.,
a Virginia corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED,
a California corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

FIVE POINTS CONSTRUCTION CO.
MEJIA PERSONNEL SERVICES, INC.
SOUTHWEST TRENCHING COMPANY, INC.,
each a Texas corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

INTERMOUNTAIN ELECTRIC, INC.,
a Colorado corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

IRBY CONSTRUCTION COMPANY,
a Mississippi corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

METRO UNDERGROUND SERVICES, INC. OF ILLINOIS
PROFESSIONAL TELECONCEPTS, INC.,
each an Illinois corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

PAR ELECTRICAL CONTRACTORS, INC.,
a Missouri corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

PROFESSIONAL TELECONCEPTS, INC.,
a New York corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

THE RYAN COMPANY, INC.,
a Massachusetts corporation

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QDE LLC,
a Delaware limited liability company

By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA ASSET MANAGEMENT LLC,
a Delaware limited liability company

By:	QSI, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

TOTAL QUALITY MANAGEMENT SERVICES, LLC,
a Delaware limited liability company

By:	Environmental Professional Associates, Limited, its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA UTILITY SERVICES, LLC,
a Delaware limited liability company

By:	Mejia Personnel Services, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

TJADER, L.L.C.
OKAY CONSTRUCTION COMPANY, LLC,
each a Delaware limited liability company

By:	Spalj Construction Company,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

MEARS/CPG LLC
MEARS ENGINEERING/ LLC
MEARS/HDD, LLC
MEARS SERVICES LLC,
each a Michigan limited liability company

By:	Mears Group, Inc.,
the sole member of each of the foregoing
limited liability companies

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

S.K.S. PIPELINERS, LLC,
a Delaware limited liability company

By:	Arby Construction, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

TNS-VA, LLC,
a Delaware limited liability company

By:	Professional Teleconcepts, Inc.,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

NORTH HOUSTON POLE LINE, L.P.
LINDSEY ELECTRIC, L.P.,
each a Texas limited partnership
DIGCO UTILITY CONSTRUCTION, L.P.,
a Delaware limited partnership

By:	Mejia Personnel Services, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.
QUANTA ASSOCIATES, L.P.,
each a Texas limited partnership

By:	QSI, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

TRANS TECH ELECTRIC, L.P.,
a Texas limited partnership

By:	TTGP, Inc.,
its general partner

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

PWR NETWORK, LLC,
a Delaware limited liability company

By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

QUANTA RECEIVABLES, L.P.,
a Delaware limited partnership

By:	PWR Network, LLC,
its general partner

By:	PWR Financial Company,
its sole member

By:	/s/ Nicholas M. Grindstaff

Name:	Nicholas M. Grindstaff
Title:	Treasurer

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ David A. Johanson

	Name:	David Johanson
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Gary L. Mingle

	Name:	Gary L. Mingle
	Title:	Senior Vice President

WACHOVIA BANK, N.A.,
as Lender

	By:	/s/ Michael R. Quiray

	Name:	Michael R. Quiray
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA,
as Lender

	By:	/s/ Brian N. Thomas

	Name:	Brian N. Thomas
	Title:	Vice President

COMMERZBANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES,
as Lender

	By:	/s/ Edward C.A. Forsberg, Jr.

	Name:	Edward C.A. Forsberg, Jr.
	Title:	Senior Vice President & Manager

COMMERZBANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES,
as Lender

	By:	/s/ Nivedita Perstand

	Name:	Nivedita Perstand
	Title	Vice President

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ R. Michael Arnett

Name:	R. Michael Arnett
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Lender

By:	/s/ H. Michael Sultanik

Name:	H. Michael Sultanik
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ William B. Pyle

Name:	William B. Pyle
Title:	Senior Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Lender

By:	/s/ Vanessa Gomez

Name:	Vanessa Gomez
Title:	Vice President

By:	/s/ Nupur Kumar

Name:	Nupur Kumar
Title:	Associate

CALYON NEW YORK BRANCH,
as Lender

By:	/s/ Samuel L. Hill

Name:	Samuel L. Hill
Title:	Managing Director

By:	/s/ David P. Cagle

Name:	David P. Cagle
Title:	Managing Director

COMPASS BANK,
as Lender

By:	/s/ Jason Consoli

Name:	Jason Consoli
Title:	Senior Vice President

MIDFIRST BANK,
as Lender

By:	/s/ Shawn D. Brewer

Name:	Shawn D. Brewer
Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORP.,
as Lender

By:	/s/ Steve Goetschius

Name:	Steve Goetschius
Title:	Senior Vice President

REGIONS BANK,
as Lender

By:	/s/ Keith S. Page

Name:	Keith S. Page
Title:	Senior Vice President

STATE BANK OF INDIA, NEW YORK BR.,
as Lender

By:	/s/ Rakesh Chandra

Name:	Rakesh Chandra
Title:	Vice President & Head (Credit)

WEBSTER BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ John Gilsenan

Name:	John Gilsenan
Title:	Vice President

OAK BROOK BANK,
as Lender

By:	/s/ Henry Wessel

Name:	Henry Wessel
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY,
as Lender

By:	/s/ Brian N. Thomas

Name:	Brian N. Thomas
Title:	Vice President

FIRSTRUST BANK,
as Lender

By:	/s/ Kent D. Nelson

Name:	Kent D. Nelson
Title:	Senior Vice President

Schedule 1.01(a)
DISPOSITIONS
Any sale, transfer or other disposition of any of the following:
1. Accounts receivable from any of the following account debtors and/or any of their respective affiliates, successors or assigns:
•	Resource Technology Corp.
2. The turbines held in Borrower’s inventory as of the Closing Date.
3. One or more Linemaster© Robotic arms.
4. Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally in the City of San Francisco or any interest therein.
5. Any interest in telecommunication lines and all rights and appurtenances appertaining thereto, consisting of fiber optic cable, conduit, pipes, vaults, structures, and associated facilities located on a line in the Utah Department of Transportation right of way generally along Bangerter Highway.
6. Any interest in ducts acquired in connection with the performance of work by Northern Line Layers, Inc. for Metromedia Fiber Networks.
7. Any interest in underground passageways and all rights and appurtenances appertaining thereto located generally (i) between the border dividing the States of Minnesota and Wisconsin and the Cities of St. Paul and Minneapolis and (ii) in the Cities of St. Paul and Minneapolis, or any interest therein.
8. Any interest in real property owned by Irby Construction Company and located at Old US 49 South, Richland, MS, having a book value of approximately $1.23 million and listed for sale as of the Closing Date at a price of $2.1 million.

Schedule 1.01(b)
EXISTING LETTERS OF CREDIT

		Issuance	Expiry	L/C
Beneficiary	Amount	Date	Date	Number

Lumbermens Mutual	$24,545,000.00	10/02/00	9/30/06	3029892
Bank of Nova Scotia	$2,000,000.00	04/23/02	4/11/07	3048269
Old Republic Insurance	$24,400,000.00	02/26/03	2/28/07	3054499
Old Republic Insurance	$11,110,146.00	03/05/04	2/28/07	3061956
Federal Insurance Co.	$10,000,000.00	07/14/04	7/13/06	3064365
Old Republic Insurance	$44,097,254.00	07/29/04	8/01/06	3064701
Federal Insurance Co.	$5,000,000.00	11/02/05	11/01/06	3078308
Travelers Insurance	$250,000.00	12/13/99	1/02/07	3021320
Liberty Mutual	$500,529.00	12/13/99	1/02/07	3021358
The Travelers Indemnity	$1,063,000.00	07/12/00	7/31/06	3027468
Liberty Mutual Insurance	$434,100.00	03/29/01	3/28/07	3036041
The Travelers Indemnity	$45,000.00	06/06/01	6/06/06	3038333
Westchester Fire Insurance	$906,500.00	12/29/05	12/28/06	3079363

Total	$124,351,529.00

Schedule 2.01
REVOLVING COMMITMENTS AND PRO RATA SHARES

	Revolving	Pro Rata Share of
Lenders	Commitment	Revolving Commitment
Bank of America, N.A.	$45,000,000	15.000000000%
Wachovia Bank, N.A.	$27,500,000	9.166666667%
The Prudential Insurance Company of America	$21,100,000	7.033333333%
Commerzbank AG, New York and Grand Cayman Branches	$20,000,000	6.666666667%
JPMorgan Chase Bank, N.A.	$20,000,000	6.666666667%
Wells Fargo Bank, N.A.	$20,000,000	6.666666667%
Amegy Bank National Association	$15,000,000	5.000000000%
Credit Suisse	$15,000,000	5.000000000%
Calyon New York Branch	$15,000,000	5.000000000%
Compass Bank	$15,000,000	5.000000000%
MidFirst Bank	$15,000,000	5.000000000%
North Fork Business Capital Corp.	$15,000,000	5.000000000%
Regions Bank	$15,000,000	5.000000000%
State Bank of India, New York Br.	$15,000,000	5.000000000%
Webster Bank, National Association	$7,500,000	2.500000000%
Oak Brook Bank	$7,500,000	2.500000000%
Pruco Life Insurance Company	$6,400,000	2.133333333%
Firstrust Bank	$5,000,000	1.666666667%

Total	$300,000,000	100.000000000%

Schedule 6.10
INSURANCE
(see attached)

Schedule 6.10
Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
08/01/05-08/01/06	Workers’ Compensation	Statutory except Monopolistic states	$2,000,000	Old Republic	MWC 111400 00
		(OH, ND, WV, WY) and Virgin Islands,		Old Republic	(All states except those listed)
Puerto Rico.

	Employer’s Liability	$1,000,000 per accident/$1,000,000	$1,000,000	Old Republic
policy limit Bodily Injury by Disease

08/01/05-08/01/06	Commercial General Liability	$750,000 each occurrence * $250,000 self-insured retention	$1,000,000	Old Republic	MWZY 56940
	Personal and Advertising Injury	$750,000 each occurrence * $250,000 self-insured retention	$1,000,000	Old Republic	MWZY 56940
	Fire Damage Liability	$750,000 each occurrence * $250,000 self-insured retention	$1,000,000	Old Republic	MWZY 56940
	Products/Completed Operations Aggregate	$1,750,000 aggregate	$1,000,000	Old Republic	MWZY 56940
	General Aggregate	$1,750,000 aggregate	$1,000,000	Old Republic	MWZY 56940
	Employee Benefits Liability	$1,000,000 each employee & aggregate

08/01/05-08/01/06	Auto Liability
	Bodily Injury & Property Damage	$3,000,000 each accident CSL	$2,000,000	Old Republic	MWTB 19335

08/01/05-08/01/06	Excess Insurance Policy	Auto $7,000,000 xs $3,000,000 Old Rep. Ins. Co underlyer	Primary Policy	Old Republic	MWZX 26621
GL $9,000,000 xs $750,000 Old Rep. Ins. Co
		underlyer xs $250,000 SIR	Primary Policy	Old Republic	MWZX 26621
		Aggregate $9,000,000	Primary Policy	Old Republic	MWZX 26621

08/01/05-08/01/06	Voluntary Foreign Workers’ Comp.	Statutory State of Hire for U.S. Citizens	nil	ACE American Insurance Company	CXC 070923
		Statutory Province of Hire for Canadians		(ACE)
Statutory Country of Origin for Other Ex-Pats
No WC coverage for local nationals
	Repatriation Limit	$500,000 Policy Limit	nil
	Employer’s Liability	$1,000,000 each accident for all employees	nil

08/01/05-08/01/06	Foreign General Liability & Auto	$1,000,000 each occurrence and aggregate	nil	ACE American Insurance Company	CXC 070923
		$1,000,000 each accident	$25,000	(ACE)
or Xs of local policy

08/01/05-08/01/06	First Layer Umbrella Liability	$35,000,000 each occurrence/aggregate	N/A	AEGIS	X2059A1A05
Claims Made Policy	Excess of Employer’s, General, Auto, and Aircraft Liability Limits

08/01/05-08/01/06	Second Layer Umbrella Liability	$25,000,000 each occurrence/aggregate	N/A	Lexington	5341614
Claims Made Policy	$25MM Excess of $35MM

08/01/05-08/01/06	Third Layer Umbrella Liability	$25,000,000 each occurrence/aggregate	N/A	Royal	NHA031238
$25MM excess of $60MM

08/01/05-08/01/06	Fourth Layer Umbrella Liability	$20,000,000 each occurrence/aggregate	N/A	Liberty	LQIB7118126033
$20MM excess of $85MM

03/10/05 - 03/10/06	Aircraft Hull and Liability			XL Specialty Ins. Co.	NAC 3025912
	Hull Physical Damage	Various values per schedule	$1,000/ $2,500
	Liability for Owned/Scheduled	$5MM combined single limit	nil
	Liability for Non-Owned		nil
08/01/05-08/01/06	Excess liability for Owned/Scheduled	$5MM excess of $5MM combined single limit		Clarendon	CLE 0293R-0748-AC-05

Schedule 6.10
Insurance

Policy Period	Coverage	Limits	Deductibles	Insurer	Policy Number
08/01/04-08/01/07	PROPERTY	Limit of liability $50MM combined per occurrence		Zurich American	MCP 3548287-03
	Contractor’s Equipment	Stated Value per schedules to $25MM	*10% of values damages subject to a $50,000 minimum on
	Newly Acquired Equipment	Included	all items except cranes, booms & jibs which is subject to
	Unscheduled Items Sublimit	Included	to $100,000 minimum, all not to excess $250,000 per occurrence
	Rented Sublimit	$1.5MM per Item
	Flood	$10MM Aggregate
	Rigger’s Liability (Utilco only)	$250,000
	Installation Risk	$25MM per project	$50,000 Per Occur.
except:
	Transit	$1.5MM	Flood in Zone A - $250,000
	Temporary Storage	$5MM	Earthquake in CA 5% with $250,000 min.
	Earthquake	$10MM/$20MM aggr.excluding	Named Storm
		CA and zone 1 areas of ALand NV	FL. and Puerto Rico: 5% with $500,000 min.
	Earthquake — State of California and Zone 1		All Others: 2.5% with $100,000 min.
	areas of Alaska and Nevada	$10MM aggregate
	Flood	$10MM Per Project/$20MM Aggregate
	Coastal Named Windstorm	$10MM Per Project/$20MM Aggregate
	Debris Removal	$1.5MM
	Buildings & Contents incl. EDP,	$25MM blanket	$25,000 except:
	Earthquake Sublimit	$10MM Aggregate	Flood - $25,000 with $250,000 In Zone A
	Windstorm	$10MM Aggregate	Earthquake - $25,000 except 5% with $250,000 min.in CA
	Flood	$10MM Aggregate	Named Storm - 2.5% with $100,000 minimum on
	Newly Acquired Properties	$5MM	areas 25 miles from the coast
	Unnamed Locations	$500,000	Except 5% with $500,000 minimum in Florida and Puerto Rico
	Valuable Papers	$1MM
	Accounts Receivable	$1MM
	Business Interruption	$1MM
	Extra Expense	$500,000

08/01/05-08/01/06	Commercial Crime	$5MM aggregate	$250,000	Chubb Speciality Insurance	8158 55 11
Including Employee Theft, Premises, Transit, Depositors Forgery, Computer Theft & Funds Transfer Fraud, Third Parties, and Sub-limits for:
	Money Orders/Counterfeit Currency	$1MM
	Credit Card Fraud	$25,000

08/01/05-08/01/06	Fiduciary Liability	$10MM	$50,000	Chubb Speciality Insurance	8158 55 11
Including all Employer-Sponsored Benefit Plans and their Trustees

08/01/05-08/01/06	Kidnap & Ransom	$3,000,000	$-0-	Chubb	8158 55 11
02/01/05-02/01/06	Professional Liability (E&O)	$20MM each loss	$250,000	Lexington Ins.Co.(AIG)	754366
$20MM aggregate

12/01/05 - 07	Contractor’s Pollution Liability	$20MM each loss	$100,000	Amer. International Spec.Lines	CPO 1557369
		$20MM aggregate		Ins.Co. (AISLIC) (AIG)

10/31/05 - 06	Directors’ and Officers’ Liability	$35MM aggregate for the policy period	$1,000,000	AEGIS	D2059A1A05

10/31/05 - 06	Excess Directors’ & Officers’ Liability	$5M aggregate excess of $35MM		Allied World Assurance	AW7169238
Company

Schedule 6.13
SUBSIDIARIES

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Advanced Technologies and Installation Corporation	Quanta Services, Inc.	Washington	NONE	1,000	100%

Allteck Line Contractors (USA), Inc.	Quanta Services, Inc.	Washington	NONE	100	100%

Allteck Line Contractors, Inc.	Quanta Services, Inc.	British Columbia	NONE	C-100	100%

				P-485

Arby Construction, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Austin Trencher, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Bradford Brothers, Incorporated	Quanta Services, Inc.	North Carolina	NONE	1,165	100%

CCLC, Inc.	Conti Communications, Inc.	Delaware	NONE	1,000	100%

CMI Services, Inc.	Trawick Construction Company, Inc.	Florida	NONE	1,000	100%

Conti Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Croce Electric Company, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Crown Fiber Communications, Inc.	Quanta Services, Inc.	Virginia	NONE	1,000	100%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Digco Utility Construction, L.P.	QDE LLC	Delaware	NONE	N/A	99.9%

Digco Utility Construction, L.P.	Mejia Personnel Services, Inc.	Delaware	NONE	N/A	0.1%

Dillard Smith Construction Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Driftwood Electrical Contractors, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Environmental Professional Associates, Limited	Quanta Services, Inc.	California	NONE	1,000,000	100%

Five Points Construction Co.	Quanta Services, Inc.	Texas	NONE	4,093	100%

Global Enercom Management, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Golden State Utility Co.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

H. L. Chapman Pipeline Construction, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Intermountain Electric, Inc.	Quanta Services, Inc.	Colorado	NONE	1,000	100%

Irby Construction Company	Quanta Services, Inc.	Mississippi	NONE	1,000	100%

Lindsey Electric, L.P.	North Houston Pole Line, L.P.	Texas	NONE	N/A	99.9%

Lindsey Electric, L.P.	Mejia Personnel Services, Inc.	Texas	NONE	N/A	0.1%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Manuel Bros., Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Mears Canada Corp.	Mears Group, Inc.	Nova Scotia	NONE	1	100%

Mears Engineering/ LLC	Mears Group, Inc.	Michigan	NONE	100 Units	100%

Mears Group, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Mears/HDD LLC	Mears Group, Inc.	Michigan	NONE	100 Units	100%

Mears Services LLC	Mears Group, Inc.	Michigan	NONE	100 Units	100%

Mears/CPG LLC	Mears Group, Inc.	Michigan	NONE	100 Units	100%

Mearsmex S. de R.L. de C.V.	Mears Group, Inc.	Mexico	NONE	N/A	90%

Mearsmex S. de R.L. de C.V.	Mears/HDD LLC	Mexico	NONE	N/A	10%

Mejia Personnel Services, Inc.	Quanta Services, Inc.	Texas	NONE	1,000	100%

Metro Underground Services, Inc. of Illinois	Quanta Services, Inc.	Illinois	NONE	1,000	100%

Network Electric Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

North Houston Pole Line, L.P.	QDE LLC	Texas	NONE	N/A	99.9%

North Houston Pole Line, L.P.	Mejia Personnel Services, Inc.	Texas	NONE	N/A	0.1%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
North Sky Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Okay Construction Company, LLC	Spalj Construction Company	Delaware	NONE	N/A	100%

PAR Electrical Contractors, Inc.	Quanta Services, Inc.	Missouri	NONE	200	100%

Par Internacional, S. de R.L. de C.V.	Quanta Services, Inc	Mexico	NONE	N/A	50%

Par Internacional, S. de R.L. de C.V.	Par Electrical Contractors, Inc.	Mexico	NONE	N/A	50%

Parkside Site and Utility Company Corporation	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Parkside Utility Construction Corp.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Potelco, Inc.	Quanta Services, Inc.	Washington	NONE	2	100%

Professional Teleconcepts, Inc.	Quanta Services, Inc.	Illinois	NONE	100	100%

Professional Teleconcepts, Inc.	Quanta Services, Inc.	New York	NONE	100	100%

PWR Financial Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

PWR Network, LLC	PWR Financial Company	Delaware	NONE	N/A	100%

QDE LLC	PWR Financial Company	Delaware	NONE	N/A	100%

QPC, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
QSI, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Asset Management LLC	QSI, Inc.	Delaware	NONE	N/A	100%

Quanta Associates, L.P.	Quanta Asset Management, LLC	Texas	NONE	N/A	99.9%

Quanta Associates, L.P.	QSI, Inc.	Texas	NONE	N/A	0.1%

Quanta Delaware, Inc.	QSI, Inc.	Delaware	NONE	1,000	100%

Quanta Government Services, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Government Solutions, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta International Limited	Quanta Services, Inc.	British Virgin Islands	NONE	100	100%

Quanta LVII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LVIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LIX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXI Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Quanta LXIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXIV Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXV Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVI Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXVIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXIX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXX Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXI Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta LXXIII Acquisition, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Receivables, LP	QDE LLC	Delaware	NONE	N/A	99%

Quanta Receivables, LP	PWR Network, LLC	Delaware	NONE	N/A	1%

Quanta Services Management Partnership, L.P.	Quanta Delaware, Inc.	Texas	NONE	N/A	99%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Quanta Services Management Partnership, L.P.	QSI, Inc.	Texas	NONE	N/A	1%

Quanta Services of Canada Ltd.	Quanta Services, Inc.	British Columbia	NONE	C-6	100%

				P-2,274

Quanta Utility Installation Company, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Quanta Utility Services, LLC	Quanta Services, Inc.	Delaware	NONE	N/A	100%

R.A. Waffensmith & Co., Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

S.K.S. Pipeliners, LLC	Arby Construction, Inc.	Delaware	NONE	N/A	100%

Servicios Par Electric, S. de R.L. de C.V.	Quanta Services, Inc.	Mexico	NONE	N/A	50%

Servicios Par Electric, S. de R.L. de C.V.	Par Electrical Contractors, Inc.	Mexico	NONE	N/A	50%

Southeast Pipeline Construction, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Southwest Trenching Company, Inc.	North Houston Pole Line, L.P.	Texas	NONE	1,000	100%

Spalj Construction Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Sumter Utilities, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

The Ryan Company, Inc.	Quanta Services, Inc.	Massachusetts	NONE	1,000	100%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
Tjader, L.L.C.	Spalj Construction Company	Delaware	NONE	N/A	100%

TNS-VA, LLC	Professional Teleconcepts, Inc.	Delaware	NONE	N/A	100%

Tom Allen Construction Company	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Total Quality Management Services, LLC	Environmental Professional Associates, Limited	Delaware	NONE	N/A	100%

Trans Tech Electric, L.P.	TTGP, Inc.	Texas	NONE	N/A	1%

Trans Tech Electric, L.P.	TTLP, Inc.	Texas	NONE	N/A	99%

Trawick Construction Company, Inc.	Quanta Services, Inc.	Florida	NONE	1,000	100%

TTGP, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

TTLP, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

TTM, Inc.	Quanta Services, Inc.	North Carolina	NONE	1,000	100%

Underground Construction Co., Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Utility Line Management Services, Inc.	PAR Electrical Contractors, Inc.	Delaware	NONE	1,000	100%

			OUTSTANDING OPTIONS,
			WARRANTS OR	NO. OF
		SUBSIDIARY’S	RIGHTS OF	SHARES	% OF
		JURISDICTION	CONVERSION	OUT-	OWNERSHIP
SUBSIDIARY	OWNER	OF FORMATION	OR PURCHASE	STANDING	INTEREST
VCI Telcom, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

W. C. Communications, Inc.	Quanta Services, Inc.	Delaware	NONE	1,000	100%

Schedule 6.17
IP RIGHTS
U.S. Trademarks

Mark	Owner	Reg. No.	Reg. Date
QUANTA	Quanta Associates, L.P.	2,386,136	09/12/2000

QUANTA	Quanta Associates, L.P.	2,482,754	08/28/2001

QUANTA SERVICES	Quanta Associates, L.P.	2,410,600	12/05/2000

QUANTA SERVICES	Quanta Associates, L.P.	2,410,599	12/05/2000

Lightning Bolts in Fist Design	Quanta Associates, L.P.	2,312,485	01/25/2000

Lightning Bolts in Fist Design	Quanta Associates, L.P.	2,322,343	02/22/2000

PAR ELECTRICAL CONTRACTORS and Lightning Bolts and Fist Design	Quanta Associates, L.P.	1,987,917	07/23/1996

LE LINE EQUIPMENT SALES CO., INC. ELECTRICAL DISTRIBUTORS and Design	Sumter Utilities, Inc.	2,696,981	03/18/2003

UC and Design	Underground Construction Co., Inc.	1,248,630	08/16/1983

MEARS and Design	Quanta Associates, L.P.	2,676,127	01/21/2003
U.S. Patents

Patent	Owner	U.S. Patent No.
POWERTRAIN FOR TRENCHING MACHINE	Austin Trencher, Inc.	5,664,347
UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Mears/CPG LLC	5,743,675

Patent	Owner	U.S. Patent No.
UNDERGROUND CABLE ANODE INSTALLMENT SYSTEM	Mears/CPG LLC	5,827,013
U.S. Patent Applications

Patent	Applicant	App. No.	Filing Date
Energized reconductor handling method and apparatus.	Quanta Services, Inc.	60,498,707	08/29/2003
U.S. Trademark Applications

Patent	Applicant	App. No.	Filing Date
RIGGIN & DIGGIN	Quanta Services, Inc.	78,749,164	11/08/2005

Schedule 6.20
LOCATIONS OF REAL PROPERTY
(see attached)

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
Arby Construction, Inc.	39550 AL Hwy 21, Munford, AL 36268, United States	Leased	No
Arby Construction, Inc.	725 Tower Rd., #1119, Aurora, CO 80011, United States	Leased	No
Arby Construction, Inc.	480 Clearwater Drive, N. Aurora, IL 60542, United States	Leased	No
Arby Construction, Inc.	14212 Washington Street, Woodstock, IL 60098, United States	Leased	No
Arby Construction, Inc.	1245 W. State Rd, Dewitt Township, MI, United States	Leased	No
Arby Construction, Inc.	11712 Statesville Rd, Charlotte, NC 28078, United States	Leased	No
Arby Construction, Inc.	4750 River Road, Cincinnati, OH 45233, United States	Leased	No
Arby Construction, Inc.	1821 Old Bermuda Hundred Road, Chester, VA 23831, United States	Leased	No
Arby Construction, Inc.	Donges Bay & Hwy 45, Germantown, WI 53022, United States	Leased	No
Arby Construction, Inc.	535 Cormier Avenue, Green Bay, WI 54304, United States	Leased	No
Arby Construction, Inc.	5907 St. Road 29, Luxemburg, WI 54217, United States	Leased	No
Arby Construction, Inc.	19705 West Lincoln Ave, New Berlin, WI 53146, United States	Leased	No
Arby Construction, Inc.	Hwy 11, Union Grove, WI 53182, United States	Leased	No
Arby Construction, Inc.	3355 Gieschen Dr., Wausau, WI 54401, United States	Leased	No
Advanced Technologies and Installation Corporation	4935 Southfront Rd. Suite F, Livermore, CA 94551, United States	Leased	No
Advanced Technologies and Installation Corporation	655 North Glenville, Suite 155, Richardson, TX 75081, United States	Leased	No
Advanced Technologies and Installation Corporation	4813 Pacific Hwy East, Fife, WA 98424, United States	Leased	No
Conti Communications, Inc.	1581 Lester Road, Suite B5, Conyers, GA 30012, United States	Leased	No
Conti Communications, Inc.	5 Johnson Drive, Ste 4, Raritan, NJ 08869, United States	Leased	No
Croce Electric Company, Inc.	300 Wildwood Avenue, Ste 220, Woburn, MA, United States	Leased	No
Croce Electric Company, Inc.	640 Ten Rod Road, Kingston, RI, United States	Leased	No
Croce Electric Company, Inc.	421 Lincoln Ave., Warwick, RI 02888, United States	Leased	No
Croce Electric Company, Inc.	1031 Plainfield Street, Johnston, RI 02919, United States	Leased	No
Croce Electric Company, Inc.	1216 Atwood Ave., Johnston, RI, United States	Leased	No
Crown Fiber Communications, Inc.	3219 N. 40th Street, Tampa, FL 33605, United States	Leased	No
Crown Fiber Communications, Inc.	1410 General Arts Rd, Conyers, GA 30012, United States	Leased	No
Crown Fiber Communications, Inc.	3070 Five Forks Trickum, Lilburn, GA 30047, United States	Leased	No
Crown Fiber Communications, Inc.	5861 Columbus Rd, Macon, GA 31206, United States	Leased	No
Crown Fiber Communications, Inc.	800 Satellite Blvd, Suwanee, GA 30024, United States	Leased	No
Crown Fiber Communications, Inc.	6085 Galster Rd, East Syracuse, NY 13057, United States	Leased	No
Crown Fiber Communications, Inc.	3199 Albany Post Road, Ste 114A, Buchanan, NY 10511, United States	Leased	No
Crown Fiber Communications, Inc.	399 Eberts Lane, 17403, York, PA, United States	Leased	No
Crown Fiber Communications, Inc.	407 Mt. Nebo Rd, Ohio Township, PA 15237, United States	Leased	No
Crown Fiber Communications, Inc.	113 Mt. Cobb Hwy, Lake Ariel, PA 18436, United States	Leased	No
Crown Fiber Communications, Inc.	2800 Paxton St., Harrisburg, PA, United States	Leased	No
Crown Fiber Communications, Inc.	2741 Paxton, Harrisburg, PA 17111, United States	Leased	No

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
Crown Fiber Communications, Inc.	Imperial Industrial Park, Bldg 400D, Oakdale, PA 15071, United States	Leased	No
Crown Fiber Communications, Inc.	1315 West Avenue, Belton, TX 76513, United States	Leased	No
Crown Fiber Communications, Inc.	4901 Waller Rd., Richmond, VA 23230, United States	Leased	No
Crown Fiber Communications, Inc.	11208 Single Oak Dr., Fredericksburg, VA 22408, United States	Leased	No
Crown Fiber Communications, Inc.	11609 Shannon Dr, Fredericksburg, VA 22407, United States	Leased	No
Driftwood Electrical Contractors, Inc.	4585 US Hwy 27 North, Lancaster, KY, United States	Leased	No
Driftwood Electrical Contractors, Inc.	165 Gaines Drive, Campbellsville, KY, United States	Leased	No
Driftwood Electrical Contractors, Inc.	201 Hwy 80 West, London, KY, United States	Leased	No
Dillard Smith Construction Company	2055 Christian Street, Clanton, AL 35045, United States	Leased	No
Dillard Smith Construction Company	2723 and 2725 17th Street East, Palmetto, FL 34221, United States	Leased	No
Dillard Smith Construction Company	548/560 Lake Mirror Road, College Park, GA 30349-6020, United States	Leased	No
Dillard Smith Construction Company	2480 County Line Rd., Covington, GA, United States	Leased	No
Dillard Smith Construction Company	13233 State Route 80, Ashland, KY 41101, United States	Leased	No
Dillard Smith Construction Company	4801 East Independence Blvd., Suite 807, Charlotte , NC 28212, United States	Leased	No
Dillard Smith Construction Company	4001/4002 Industry Drive, Chattanooga, TN 37416, United States	Owned	Yes
Dillard Smith Construction Company	4421 Malone Road, Memphis, TN 38118, United States	Leased	No
Dillard Smith Construction Company	1020 West Hwy 11 East, New Market, TN 37820, United States	Leased	No
Dillard Smith Construction Company	3935 Volunteer Drive, Chattanooga, TN 37416, United States	Leased	No
Environmental Professional Associates, Limited	1953 Jamacha Rd., El Cajon, CA 92019, United States	Leased	No
Environmental Professional Associates, Limited	1441/1445 Garden Hwy, Yuba City, CA, United States	Leased	No
Environmental Professional Associates, Limited	501 Silverado Trail, Napa, CA 94559, United States	Leased	No
Environmental Professional Associates, Limited	99 West Oak Street, Willits, CA, United States	Leased	No
Environmental Professional Associates, Limited	2363 Hammonton Rd., Marysville, CA, United States	Leased	No
Global Enercom Management, Inc.	1500 S. Dairy Ashford Suite #240, Houston, TX 77077, United States	Leased	No
Golden State Utility Co.	10602 E. Mt. View, Selma, CA, United States	Leased	No
Golden State Utility Co.	14567 Arrow Hwy, Fontana, CA, United States	Leased	No
Golden State Utility Co.	390 Martin Ave., Santa Clara, CA, United States	Leased	No
Golden State Utility Co.	8766 Fruitridge Rd, Sacramento, CA 95826, United States	Owned	Yes
Golden State Utility Co.	POR NE 1/4 Sec 29/11/11- Merced County, Los Banos, CA, United States	Owned	Yes
Golden State Utility Co.	29395 Agoura Road, # 207, Los Angeles, CA 91301, United States	Leased	No
Golden State Utility Co.	2552 W. Woodland Dr., Anaheim, CA 92801, United States	Leased	No
Golden State Utility Co.	15000 S. Avalon Blvd, Gardena, CA 90248, United States	Leased	No
Golden State Utility Co.	29134 Agoura Rd., Agoura Hills, CA 91301, United States	Leased	No
Golden State Utility Co.	12362 Beach Blvd. #4, Stanton, CA 90680, United States	Leased	No
H.L. Chapman Pipeline Construction, Inc.	9250 FM 2243, 9250 FM 2243, Leander, TX 78641, United States	Leased	No
H.L. Chapman Pipeline Construction, Inc.	32610 N. Hwy 281, Bulverde, TX 78163, United States	Leased	No

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
H.L. Chapman Pipeline Construction, Inc.	7555 FM 970, 7555 FM 970, Florence, TX 76527, United States	Leased	No
H.L. Chapman Pipeline Construction, Inc.	32610 N. Hwy 281, Bulverde, TX 78163, United States	Leased	No
Intermountain Electric, Inc.	602 S. Lipan Street, Denver, CO 80223, United States	Leased	No
Intermountain Electric, Inc.	610 S. Lipan Street, Denver, CO 80227, United States	Leased	No
Intermountain Electric, Inc.	1780 West 6th Avenue, Denver, CO 80204, United States	Leased	No
Intermountain Electric, Inc.	1095 Spice Island Dr., Sparks, NV, United States	Leased	No
Intermountain Electric, Inc.	840 E. Greg St., Sparks, NV, United States	Leased	No
Irby Construction Company	100 West Keystone Rd., Brawley, CA 92227, United States	Leased	No
Irby Construction Company	4646 County Road 850, Lot #6, Lehigh Acres, FL 33936, United States	Leased	No
Irby Construction Company	992 Hwy 113 , Temple, GA 30179, United States	Leased	No
Irby Construction Company	505/511 Beasley Street , Jackson, MS, United States	Leased	No
Irby Construction Company	727 S. State Street, Jackson, MS, United States	Leased	No
Irby Construction Company	770 E. Silas Brown Street, Jackson, MS, United States	Leased	No
Irby Construction Company	809 S. President Street, Jackson, MS, United States	Leased	No
Irby Construction Company	815 S. State Street, Jackson, MS, United States	Leased	No
Irby Construction Company	815 S. Congress, Jackson, MS, United States	Leased	No
Irby Construction Company	823 S. State Street, Jackson, MS, United States	Leased	No
Irby Construction Company	830 S. Congress, Jackson, MS, United States	Leased	No
Irby Construction Company	839 S. State Street, Jackson, MS, United States	Leased	No
Irby Construction Company	901/903 S. President, Jackson, MS, United States	Leased	No
Irby Construction Company	530 Old Hwy 49 South, Richland, MS, United States	Leased	No
Irby Construction Company	Old US 49 South, Richland, MS, United States	Owned	Yes
Irby Construction Company	39324 IH-10 West, Boerne, TX, United States	Leased	No
Irby Construction Company	39360 B-IH-10 West, Boerne, TX, United States	Leased	No
Irby Construction Company	931 Hwy 80 West , Jackson, MS 39204, United States	Leased	No
Manuel Bros., Inc.	908 Taylorville Rd #101,102,205,206, Grass Valley, CA 95949, United States	Leased	No
Manuel Bros., Inc.	12407 E. Slauson Ave., Unit #N, Whittier, CA 90606, United States	Leased	No
Manuel Bros., Inc.	3345 Wilshire, Suite 804, Los Angeles, CA 90010, United States	Leased	No
Manuel Bros., Inc.	3345 Wilshire, Suite 403, Los Angeles, CA 90010, United States	Leased	No
Manuel Bros., Inc.	Wilshire at Crenshaw, Los Angeles, CA, United States	Leased	No
Manuel Bros., Inc.	12 Hammond St., #202, Irvine, CA 92618, United States	Leased	No
Manuel Bros., Inc.	1816 Main Ave, Sacramento, CA, United States	Leased	No
Manuel Bros., Inc.	928 Taylorville Road, Grass Valley, CA 95949, United States	Leased	No
Mears Group, Inc.	1203-8 A Street, Nisku, Alberta, AB, Canada	Leased	No
Mears Group, Inc.	14350 N. 87th St., Ste 105, Scottsdale, AZ 85260, United States	Leased	No
Mears Group, Inc.	2021 Omega Rd, Suite 100A, San Ramon, CA 94583, United States	Leased	No

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
Mears Group, Inc.	901 Ridgeway Avenue, Aurora, IL 60506, United States	Leased	No
Mears Group, Inc.	835 Columbian, Litchfield, IL, United States	Leased	No
Mears Group, Inc.	411 Edwardsville Road, Troy, IL 62294, United States	Leased	No
Mears Group, Inc.	4500 N Mission, Rosebush, MI 48878, United States	Leased	No
Mears Group, Inc.	411 N. Sam Houston Pkwy East, # 420, Suite 420, Houston, TX 77060, United States	Leased	No
North Houston Pole Line, L.P.	200 Ida Road, Broussard, LA, United States	Leased	No
North Houston Pole Line, L.P.	481 Fortson Yard B, Shreveport, LA, United States	Leased	No
North Houston Pole Line, L.P.	3502 S Highway 6, Elk City, OK, United States	Leased	No
North Houston Pole Line, L.P.	4304 A. Burch Drive, Del Valle, TX 78617, United States	Leased	No
North Houston Pole Line, L.P.	1608 Margaret St., Houston, TX, United States	Leased	No
North Houston Pole Line, L.P.	Margaret and Skinner, Houston, TX, United States	Leased	No
North Houston Pole Line, L.P.	Margaret and Hardy, Houston, TX, United States	Leased	No
North Houston Pole Line, L.P.	1743 South Main, Giddings, TX, United States	Leased	No
North Houston Pole Line, L.P.	15410 Henry Street, Houston, TX, United States	Leased	No
North Houston Pole Line, L.P.	9886 South Hwy U S 287, Rhome, TX, United States	Leased	No
North Houston Pole Line, L.P.	12613 FM 3083 (4), Houston (Conroe), TX, United States	Leased	No
North Houston Pole Line, L.P.	3229 N. Main, Cleburne, TX 76033, United States	Leased	No
North Houston Pole Line, L.P.	823 Thornton Rd., Houston, TX 77018, United States	Leased	No
North Houston Pole Line, L.P.	8831 Arvin Hill Rd., Aubrey, TX 76227, United States	Leased	No
North Houston Pole Line, L.P.	2214 FM 1187, Mansfield, TX 76063, United States	Leased	No
North Houston Pole Line, L.P.	1802 Fort Worth Hwy, Weatherford, TX 76086, United States	Leased	No
PAR Electrical Contractors, Inc.	5740 West Buckeye, Phoenix, AZ, United States	Leased	No
PAR Electrical Contractors, Inc.	2410 Vineyard, Escondido, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	10771 Almond Ave, Fontana, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	5776 Stoneridge Mall, Pleasanton, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	263 Carmel Street, San Marcos, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	41593 Winchester Road, Suite #210B, Temecula, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	1416 Midway Road, Vacaville, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	2277 Townsgate Road, Ste. 210, West Lake Village, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	South of Bldg 412, Depot Park, Sacramento, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	540 Enterprise, Escondido, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	APN 356-400-36, San Diego, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	1921 W. 11th St., Upland, CA, United States	Leased	No
PAR Electrical Contractors, Inc.	50 Fabrication Drive, Pueblo West, CO, United States	Leased	No
PAR Electrical Contractors, Inc.	725 Tower Road, Aurora, CO 80015, United States	Owned	Yes
PAR Electrical Contractors, Inc.	1987 NE 58th Street, Des Moines, Polk County, IA, United States	Owned	Yes

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
PAR Electrical Contractors, Inc.	6432 Joliet Rd, Countryside, IL, United States	Leased	No
PAR Electrical Contractors, Inc.	4605 S.W. Blvd, Wichita, KS, United States	Leased	No
PAR Electrical Contractors, Inc.	3687 US Highway 24, Grantsville, Jefferson County, KS, United States	Owned	Yes
PAR Electrical Contractors, Inc.	705 Harrison, Great Bend, KS 67530, United States	Leased	No
PAR Electrical Contractors, Inc.	33130 Lone Star Rd, Paola, KS 66071, United States	Leased	No
PAR Electrical Contractors, Inc.	8497 E. 7th Street, Duenweg, MO, United States	Leased	No
PAR Electrical Contractors, Inc.	4770 Belleview Ste 300, Gladstone, MO, United States	Leased	No
PAR Electrical Contractors, Inc.	3401 Tullison Rd, Riverside, MO, United States	Leased	No
PAR Electrical Contractors, Inc.	6840 N.W. 136th - Platte County, Kansas City , MO, United States	Leased	No
PAR Electrical Contractors, Inc.	204 S. Highway 7, Clinton, Henry County, MO, United States	Owned	Yes
PAR Electrical Contractors, Inc.	Bottrell Subdivision, Billings, MT, United States	Leased	No
PAR Electrical Contractors, Inc.	Fruto Romero #2423, Colonia Higuerillas, Guadalajara, MX	Leased	No
PAR Electrical Contractors, Inc.	3940 E Craig Rd Ste 101, Las Vegas, NV, United States	Leased	No
PAR Electrical Contractors, Inc.	5005 Carey Ave, Las Vegas, NV, United States	Leased	No
PAR Electrical Contractors, Inc.	1465 W. 4th St., Reno, NV, United States	Leased	No
PAR Electrical Contractors, Inc.	4415 Andrews St, Las Vegas, NV 89030, United States	Leased	No
PAR Electrical Contractors, Inc.	3 Industry Drive, Lot 6 Hudson Industrial Park, Waterford, NY, United States	Leased	No
PAR Electrical Contractors, Inc.	1111 East 200th St., Euclid, OH, United States	Leased	No
PAR Electrical Contractors, Inc.	1822 E. Lee Highway, Wytheville, VA 24382, United States	Leased	No
PAR Electrical Contractors, Inc.	Rt. 19 & Hwy 460E, Bluefield, WV, United States	Leased	No
Potelco, Inc.	721 North “B” Street, Sacramento, CA, United States	Leased	No
Potelco, Inc.	9718 197 B ST, Langley, BC, Canada	Leased	No
Potelco, Inc.	4940 Still Creek Avenue, Burnaby , BC V5C4E4, Canada	Leased	No
Potelco, Inc.	584 Still Creek Avenue, Burnaby, BC V5C4E4, Canada	Leased	No
Potelco, Inc.	4225 Rose Biggi Way, Beaverton, OR, United States	Leased	No
Potelco, Inc.	1411 Salem Ind. Drive NE, Salem, OR 97303, United States	Leased	No
Potelco, Inc.	21500 NW Farmpark Drive , HIllsboro, OR 97124, United States	Leased	No
Potelco, Inc.	3943 Hwy 39, Klamath Falls, OR 97603, United States	Leased	No
Potelco, Inc.	75 East Industrial , Burns, OR, United States	Leased	No
Potelco, Inc.	3567 Hwy 101, Gearhart , OR, United States	Leased	No
Potelco, Inc.	3259 NE Cleveland Ave., Gresham, OR 97030, United States	Leased	No
Potelco, Inc.	2025 E. Shady Grove, Irving, TX 75060, United States	Leased	No
Potelco, Inc.	11818 SE Mill Plain, Ste. 302, Vancouver, WA, United States	Leased	No
Potelco, Inc.	5009 Pacific Hwy, Fife, WA 98424, United States	Leased	No
Potelco, Inc.	1500 114th Avenue S.E., Bellevue, WA, United States	Leased	No
Potelco, Inc.	13521 E. Trent Avenue, Spokane, WA 99208, United States	Leased	No

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
Potelco, Inc.	6522 Kitsap, Bremerton, WA, United States	Leased	No
Potelco, Inc.	808 106th Ave N.E., Suite 103, Bellevue, WA 98004, United States	Leased	No
Potelco, Inc.	NW Corner of 29th Ave, SW Parking Lot, Everett, WA 98204, United States	Leased	No
Potelco, Inc.	511 E. Marine View Dr., Everett, WA, United States	Leased	No
Potelco, Inc.	5807 Milwaukee Ave, Puyallup, WA, United States	Leased	No
Potelco, Inc.	2711 Pacific Avenue SE, Olympia, WA, United States	Leased	No
Potelco, Inc.	18150 Redmond Way, Redmond, WA, United States	Leased	No
Potelco, Inc.	1667 Andis Road, Burlington, WA, United States	Leased	No
Potelco, Inc.	2131 Nevada St., Bellingham, WA, United States	Leased	No
Potelco, Inc.	8400 Thorp Highway South, Thorp, WA, United States	Leased	No
Potelco, Inc.	8001 212th Street, Kent, WA, United States	Leased	No
Potelco, Inc.	310 Four Corners Rd, Port Townsend, WA, United States	Leased	No
Potelco, Inc.	360 North Oak Harbor Rd, Oak Harbor, WA, United States	Leased	No
Potelco, Inc.	14103 8th St. E., Sumner, WA, United States	Leased	No
Potelco, Inc.	8th St. E., Sumner, WA, United States	Owned	Yes
Potelco, Inc.	North Property Line of Potelco’s Spokane Yard, Spokane, WA 99208, United States	Leased	No
Professional Teleconcepts, Inc.	20 N. Aviador, Camarillo, CA 93010, United States	Leased	No
Professional Teleconcepts, Inc.	5132 State Highway 12, Norwich, NY 13815, United States	Leased	No
Professional Teleconcepts, Inc.	99 Borden Avenue, Norwich, NY, United States	Leased	No
Quanta Services, Inc.	1360 Post Oak Blvd, 17, 21, 22, Houston, TX, United States	Leased	No
R.A. Waffensmith & Co., Inc.	2169 Kelty Road, Franktown, CO 80116, United States	Leased	No
R.A. Waffensmith & Co., Inc.	12805 Baseline Rd, Brighton, CO 80601, United States	Leased	No
R.A. Waffensmith & Co., Inc.	2042 N. Kelty Road, Franktown , CO 80116, United States	Owned	Yes
Spalj Construction Company	208 North La Grand Ave, Princeton, MN, United States	Leased	No
Spalj Construction Company	22360 County Rd 12, Deerwood, MN 56444, United States	Leased	No
Spalj Construction Company	2021 160th Ave, Princeton, MN 55371, United States	Leased	No
Spalj Construction Company	Jct. Hwy 65 & 136, Princeton, MO, United States	Owned	Yes
Spalj Construction Company	541 Industrial Blvd, New Richmond, WI 54017, United States	Leased	No
Sumter Utilities, Inc.	1101 Piedmont Cutoff, Gradsden, AL 35903, United States	Leased	No
Sumter Utilities, Inc.	1268 W. Sumter, Florence County, SC, United States	Owned	Yes
Sumter Utilities, Inc.	1151 North Pike West, Sumter County, SC, United States	Owned	Yes
Sumter Utilities, Inc.	1795 Anthony Street, Charleston County, SC, United States	Leased	No
The Ryan Company, Inc.	6015 Benjamin Road, Suite 324,, Tampa, FL 33634, United States	Leased	No
The Ryan Company, Inc.	25 Constitution Dr, Taunton, MA, United States	Leased	No
The Ryan Company, Inc.	2229 Plainfield Pike, Johnston, RI, United States	Leased	No
The Ryan Company, Inc.	6135 Lakeview Rd, Ste 500, Charlotte, NC 28269, United States	Leased	No

Schedule 6.20
LOCATIONS OF REAL PROPERTY

		Leased or	Mortgaged
Loan Party/Owner/Lessee	Property Address	Owned	Proprties
Trans Tech Electric, L.P.	4380 St. Johns Parkway, Suite 110, Sanford, FL	Leased	No
Trans Tech Electric, L.P.	4601 Cleveland Avenue, South Bend, IN, United States	Leased	No
Trawick Construction Company, Inc.	1380 Geneva Hwy, Enterprise, AL, United States	Leased	No
Trawick Construction Company, Inc.	23050 McAuliffe Dr, Robertsdale, AL 36567, United States	Leased	No
Trawick Construction Company, Inc.	1555 S. Blvd, Chipley, FL 32428, United States	Leased	No
Trawick Construction Company, Inc.	806 Candy Lane, Chipley, FL, United States	Leased	No
Trawick Construction Company, Inc.	1205 South Main Street, Glennville, GA 30427, United States	Leased	No
Trawick Construction Company, Inc.	168 Norman Estate, Moultrie, GA, United States	Leased	No
Trawick Construction Company, Inc.	3118 A Simpson Hwy 23, Mendenhall, MS 39114, United States	Leased	No
Underground Construction Co., Inc.	1220 Airport Blvd., Santa Rosa, CA, United States	Leased	No
Underground Construction Co., Inc.	5145 Industrial Way, Benicia, Solano County, CA, United States	Owned	Yes
Underground Construction Co., Inc.	Lot adjacent to 5145 Industrial Way, Benicia, Solano County, CA, United States	Owned	Yes
Underground Construction Co., Inc.	2934 Rockville Road, Fairfield, Solano County, CA, United States	Owned	Yes
W.C. Communications, Inc.	370 S. Saturn Street, Brea, CA, United States	Leased	No
W.C. Communications, Inc.	10901 Sherman Way, Sun Valley, CA 91352, United States	Leased	No
W.C. Communications, Inc.	1615 La Mirada Road, San Marcos, CA, United States	Leased	No
W.C. Communications, Inc.	5429 Satsuma Ave, N. Hollywood, CA 91601, United States	Leased	No
W.C. Communications, Inc.	1921 W. 11th Street, Units A & B, Upland, CA 91786, United States	Leased	No

SCHEDULE 7.15
POST-CLOSING DELIVERABLES
(a)	Quanta International Limited Mearsmex S. de R.L. de C.V. Par Internacional, S. de R.L. de C.V. Servicios Par Electric, S. de R.L. de C.V.

(b)	Delivery of the ALTA mortgagee title insurance policies with respect to each Mortgaged Property identified below as required by Section 5.01(h)(ii):
•	4001/4002 Industry Drive, Chattanooga, TN 37416, United States

•	8766 Fruitridge Rd, Sacramento, CA 95826, United States

•	POR NE 1/4 Sec 29/11/11- Merced County, Los Banos, CA, United States

•	Old US 49 South, Richland, MS, United States

•	725 Tower Road, Aurora, CO 80015, United States

•	1987 NE 58th Street, Des Moines, Polk County, IA, United States

•	3687 US Highway 24, Grantsville, Jefferson County, KS, United States

•	204 S. Highway 7, Clinton, Henry County, MO, United States

•	8th St. E., Sumner, WA, United States

•	2042 N. Kelty Road, Franktown , CO 80116, United States

•	Jct. Hwy 65 & 136, Princeton, MO, United States

•	1268 W. Sumter, Florence County, SC, United States

•	1151 North Pike West, Sumter County, SC, United States

•	5145 Industrial Way, Benicia, Solano County, CA, United States; lot adjacent to 5145 Industrial Way, Benicia, Solano County, CA, United States

•	2934 Rockville Road, Fairfield, Solano County, CA, United States

Schedule 8.01
LIENS EXISTING ON THE CLOSING DATE
1.	Liens to secure obligations of the Loan Parties under surety bonds provided in the ordinary course of business; and

2.	All of the following:

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Continuation	#10725`30 filed 7/25/01 – specific equipment ************** #61515139 filed 5.4.06 - continuation

Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Continuation	#10725148 filed 7/25/01 – specific equipment ************** #61515147 filed 5/4/06 - continuation

Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 continuation	#10725163 filed 7/25/01 – specific equipment *************** #61515154 filed 5/4/06 - continuation

Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 continuation	#10725189 filed 7/25/01 – specific equipment *************** 61515170 filed 5/4/06 - continuation

Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien ************** UCC-3 Continuation	#11055958 filed 8/29/01 – specific equipment *************** #61515121 filed 5/4/06 - continuation

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing ************** UCC-3 Amendment	#20011262000 filed 10/1/01 – specific equipment *************** #31848665 filed 6/17/03 – amend name of Debtor to correct spelling

Quanta Services, Inc.	Gelco Corporation d/b/a GE Fleet Services	Delaware Secretary of State	UCC-1 Equipment Lien	#11297659 filed 10/1/01 – specific equipment

Quanta Services, Inc.	Marlin Leasing Corp.	Delaware Secretary of State	UCC-1 Equipment Lease	#30815921 filed 3/25/03 – security system

Quanta Services, Inc.	CBL Capital Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#31379869 filed 5/6/03 — trucks

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing of Equipment Lien	#40167520 filed 1/21/04 – in lieu filing of #01508512 filed 3/21/01 w/ MS SOS w/ collateral description of 2000 Sterling LT7500 w. Manitex

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40168619 filed 1/21/04 – in lieu of filing #201-057812 filed 3/23/01 w/ TN SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40210841 filed 1/27/04 – in lieu of filing #0108160421 filed 3/21/01 w/ CA SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40210882 filed 1/27/04 – in lieu of filing #201-057813 filed 3/21/01 w/ TN SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211047 filed 1/27/04 – in lieu filing of #2001-080-0041 filed 3/21/01 w/ WA SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211096 filed 1/27/04 – in lieu filing of filing #01540451 filed 7/12/01 w/ MS SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211195 filed 1/27/04 – in lieu filing of filing #2001001611272 filed 7/20/01 w/ FL SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211229 filed 1/27/04 – in lieu of filing #2011-1705458-13 filed 7/21/01 w/ KY SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211252 filed 1/27/04 – in lieu of filing #2001004831928 filed 7/25/01 w/ OK Co., OK

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211278 filed 1/27/04 – in lieu filing of file #154721A filed 7/25/01 w/ SC SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211336 filed 1/27/04 – in lieu filing of filing #154757A filed 7/25/01 w/ SC SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211385 filed 1/27/04 – in lieu filing of #155642A filed 7/25/01 w/ SC SOS

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211492 filed 1/27/04 – in lieu filing of #01-138192 filed 7/25/01 w/ TX SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211518 filed 1/27/04 – in lieu filing of #01-138189 filed 7/25/01 w/ TX SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40221534 filed 1/27/04 –in lieu filing of #01-138190 filed 7/25/01 w/ TX SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211567 filed 1/27/04 – in lieu filing of #160257A filed 7/25/01 w/ SC SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211583 filed 1/27/04 – in lieu filing of #01-138191 filed 7/25/01 w/ TX SOS

Quanta Services, Inc.	Banc One Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing	#40211625 filed 1/27/04 – in lieu filing of #201-072988 filed 7/26/01 w/ TN SOS

Quanta Services, Inc.	De Lage Landen Financial Services, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#41174335 filed 4/27/04 – one Minatu M50-2

Quanta Services, Inc.	Altec Capital Services, Inc.	Delaware Secretary of State	UCC-1 in lieu filing	#43040674 filed 10/25/04 – in lieu filing of #99-250550 filed 12/20/99 w/ TX SOS

Quanta Services, Inc.	Altec Capital Services, LLC	Delaware Secretary of State	UCC-1 Equipment Lease	#50677246 filed 3/3/05 – equipment referenced in Master Lease No. RL99810 dated 10/4/99

Quanta Services, Inc.	Citizens Leasing Corporation	Delaware Secretary of State	UCC-1 in lieu filing relating to equipment	#53707586 filed 11/23/05 – in lieu filing of various filing in numerous jurisdictions

Quanta Services, Inc.	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Assignment	#60538793 filed 2/14/06 – motor vehicle ************* #60850016 filed 3/13/06

Quanta Services, Inc.	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	Delaware Secretary of State	UCC-1 Equipment Lien *************** UCC-3 Assignment	#60826412 filed 3/10/06 – Freightliner truck ************* #61525633 filed 5/5/06

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services, Inc.	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	Delaware Secretary of State	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	#61167667 filed 4/7/06 – motor vehicles ************* #61521434 filed 5/5/06

Quanta Services, Inc.	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	Delaware Secretary of State	Altec Capital Services, LLC *************** Assigned to ANB Leasing Services	#61167691 filed 4/7/06 – motor vehicle ************* #61525096 filed 5/5/06

Mears/HCC Inc	FirstBank	Michigan Secretary of State	UCC-1 ************* UCC-3 continuation	#D507420 filed 4/22/99 ************* #2004047100-7 filed 3/4/04 - continuation

Mears CPG LLC	Stowers Machinery Corporation	Michigan Secretary of State	UCC-1 Equipment Lease ************* UCC-3 continuation	#2003050750-9 filed 3/31/03 – caterpillar model 325CL ************* #2003157796-1 filed 8/18/03 – continuation

Mears CPG LLC	Altorfer Inc	Michigan Secretary of State	UCC-1 Equipment Lien	#2005157200-4 filed 9/7/05 – caterpillar 325Cl Excavator

PAR Electrical Contractors	US Banccorp	Missouri Secretary of State	UCC-1 Equipment Lease	#20030008109E filed 1/24/03 – printer & scanner

Par Electrical Contractors, Inc	Rish Equipment Company	Missouri Secretary of State	UCC-1 Equipment Lien	#20040007266J filed 1/20/04 – forklift

Par Electrical Contractors, Inc.	Rish Equipment Company	Missouri Secretary of State	UCC-1 Equipment Lien	#20040007267K filed 1/20/04 – forklift

Par Electrical Contractors, Inc.	Les Schwab Tire Centers of Portland, Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20040034270C filed 3/29/04 – new, used & recapped tires, all new and used wheels, all batteries and related products

PAR Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20040051919B filed 5/10/04 – one CAT D6NXL

Par Electrical Contractors, Inc.	Les Schwab Tire Centers of Boise, Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20040114871K filed 11/1/04 — new, used & recapped tires, all new and used wheels, all batteries and related products

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Par Electrical Contractors, Inc.	US Bancorp	Missouri Secretary of State	UCC-1 Equipment Lien	#20050002694K filed 1/10/05 – Toshiba copier system

Par Electrical Contractors, Inc	Cater Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050009176A filed 1/24/05 – 1/24/05 – 2 CAT D8R

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc	Missouri Secretary of State	UCC-1 Equipment Lien	#20050020412H filed 2/18/05 – one CAT D8R

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050027843B filed 3/14/05 – two CAT 314CL

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050030045M filed 3/21/05 One CAT 314CL

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050032258J filed 3/24/05 – one CAT 320CL

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050034153E filed 3/29/05 – one CAT 330CL

Par Electrical Contractors, Inc.	Kinetic leasing, Inc.	Missouri Secretary of State	UCC-1 Equipment Lease	#20050043368B filed 4/27/05 – equipment described as an 830MO Mobile Office under Lease Agreement No. 02100503 dated 2/24/05

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050059827K filed 6/6/05 – one CAT 345BL

Par Electrical Contractors, Inc.	Carter Machinery Co., Inc.	Missouri Secretary of State	UCC-1 Equipment Lien	#20050091423H filed 9/6/05 – one CAT IT38G

Trawick Construction Co Inc	Case Credit Corporation	Florida Secretary of State	UCC-1 Equipment Lien	#200304881315 filed 9/5/03 – two cases of Maxie C Trenche JAF0256542 and JAF0256528

Trawick Construction Co., Inc.	Thompson Tractor Co., Inc.	Florida Secretary of State	UCC-1 Equipment Lien	#200408256484 filed 11/5/04 – one used Caterpillar 314CL and one Caterpillar 315CL

North Houston Pole Line, L.P.	CBL Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#03-0026742054 filed 5/6/03 – equipment covered under Master Lease Agreement dated 9/30/99

North Houston Pole Line, L.P.	Deere Credit Inc.	Texas Secretary of State	UCC-1 Equipment Lease	#04-0058338526 filed 2/25/04 – John Deere Backhoe

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
North Houston Pole Line, L.P.	Deere Credit Inc.	Texas Secretary of State	UCC-1 Equipment Lease	#04-0058340357 filed 2/25/04 – John Deere Wheel Backhoe

North Houston Pole Line, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0030198531 filed 9/28/05 – GE Capital Modular Space

North Houston Pole Line, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lien	#06-0000308421 filed 1/4/06 – tractors

North Houston Pole Line, L.P.	U.S. Bancorp Equipment Finance, Inc. Assigned to: CG Commercial Funding	Texas Secretary of State	UCC-1 Equipment Lease	#06-0009655011 filed 3/24/06 – collateral referred to in Lease Agreement No. CG-5142 dated 4/16/04 and Lease Schedule No. 31

Trans Tech Electric, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lien	#06-0000417654 filed 1/5/06 – Caterpillar excavator

Quanta Services Management Partnership, LP	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lien ************ UCC-3 Amendment ************ UCC-3 Amendment	#03-00164595 filed 2/6/03 – trucks
*************
#03-00165874 – restate collateral description to include 28 additional trucks w/ aerial equipment on Amended Schedule A
*************
#03-00283607 filed 5/20/03 –add one International 4700 truck and delete one

Quanta Services Management Partnership, L.P.	Information Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#03-0012560582 filed 1/12/03 – equipment referenced in lease no. 401570002

Quanta Services Management Partnership, L.P.	CG Commercial Funding ************ Assigned to: Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lien ************* UCC-3 Assignment	#04-0061237538 filed 3/19/04 – collateral referenced in lease no. CG-5142 Schedule No. 2 ************* #05-00390854 filed 12/22/05 – assigned to Ameritech Credit Corporation

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-0063348169 filed 4/7/04 - collateral referenced in lease no. CG-5142 Schedule No. 2

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-0067167384 filed 5/7/04 - collateral referenced in lease no. CG-5142 Schedule No. 3

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-0067167839 filed 5/7/04 - collateral referenced in lease no. CG-5142 Schedule No. 4

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-0071308780 filed 6/14/04 - collateral referenced in lease no. CG-5142 Schedule No. 5

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#04-0075914777 filed 7/23/02 - collateral referenced in lease no. CG-5142 Schedule No. 6

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-0076388379 filed 7/28/04 - collateral referenced in lease no. CG-5142 Schedule No. 7

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#04-0080330210 filed 8/31/04 - collateral referenced in lease no. CG-5142 Schedule No. 8

Quanta Services Management Partnership, L.P.	Ameritech Credit Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#04-009031580 filed 12/9/04 - collateral referenced in lease no. CG-5142 Schedule No. 9

Quanta Services Management Partnership, L.P.	PACCAR Financial Corp.	Texas Secretary of State	UCC-1 Equipment Lien	#04-0092914908 filed 12/29/04 – aerial devices

Quanta Services Management Partnership, L.P.	PACCAR Financial Corp.	Texas Secretary of State	UCC-1 Equipment Lien	#04-0092919347 filed 12/29/04 – Kenworth T300 w/aerial attachment

Quanta Services Management Partnership, L.P.	PACCAR Financial Corp.	Texas Secretary of State	UCC-1 Equipment Lien	#04-0092953709 filed 12/29/04 – Kenworth T300

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0002494913 filed 1/24/05 - collateral referenced in lease no. CG-5142 Schedule No. 10

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0003979013 filed 2/7/05 - collateral referenced in lease no. CG-5142 Schedule No. 13

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0004989146 filed 2/15/05 - collateral referenced in lease no. CG-5142 Schedule No. 12

Quanta Services Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0004989691 filed 2/15/05 - collateral referenced in lease no. CG-5142 Schedule No. 12

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0004989813 filed 2/15/05 - collateral referenced in lease no. CG-5142 Schedule No. 11

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0005129799 filed 2/17/05 - collateral referenced in lease no. CG-5142 Schedule No. 15

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease ************ UCC-3 Release	#05-0005130387 filed 2/17/05 - collateral referenced in lease no. CG-5142 Schedule No. 14 ************ #05-00085057 filed 3/18/05 – release one Terex Telect Aerial tower

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0007693323 filed 3/11/05 - collateral referenced in lease no. CG-5142 Schedule No. 16

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0009849025 filed 3/29/05 - collateral referenced in lease no. CG-5142 Schedule No. 17

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0011537729 filed 4/12/05 - collateral referenced in lease no. CG-5142 Schedule No. 18

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0011850090 filed 4/15/05 - collateral referenced in lease no. CG-5142 Schedule No. 19

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0020097790 filed 6/27/05 - collateral referenced in lease no. CG-5142 Schedule No. 20

Quanta Services Management Partnership, L.P.	PACCAR Financial Corp.	Texas Secretary of State	UCC-1 Equipment Lease	#05-0020115246 filed 6/28/05 – motor vehicle leases

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Amendment	#05-022262948 filed 7/18/05 – backhoe loaders ************* #05-00292755 filed 9/19/05 – add additional equipment

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0026706349 filed 8/25/05 - collateral referenced in lease no. CG-5142 Schedule No. 22

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0027313980 filed 8/31/05 - collateral referenced in lease no. CG-5142 Schedule No. 23

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0030482901 filed 9/30/05 – Backhoe and Backhoe Loader

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Amendment ************* UCC-3 Amendment	#05-0031162260 filed 10/6/05 - collateral referenced in lease no. CG-5142 Schedule No. 21
*************
#05-00332060 filed 10/25/05 – restate collateral
*************
#05-00348392 filed 11/9/05 – restate collateral

Quanta Services Management Partnership, l.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0033702808 filed 10/31/05 – collateral covered under Master Lease dated 12/28/01 Schedule No. L-001

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0033702919 filed 10/31/05 - collateral covered under Master Lease dated 12/28/01 Schedule No. L-002

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0033703041 filed 10/31/05 - collateral covered under Master Lease dated 12/28/01 Schedule No. L-002

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0033703152 filed 10/31/05 - collateral covered under Master Lease dated 12/28/01 Schedule No. L-005

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0033703263 filed 10/31/05 - collateral covered under Master Lease dated 12/28/01 Schedule No. L-004

Quanta Services Management Partnership, L.P.	AmSouth Leasing Ltd.	Texas Secretary of State	UCC-1 Equipment Lease	#05-0037016345 filed 12/2/05 – well trailers

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-003690120 filed 12/2/05 – construction equipment

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0037273168 filed 12/6/05 - collateral referenced in lease no. CG-5142 Schedule No. 24

Quanta Services Management Partnership, L.P.	LaSalle National Leasing Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#05-0039053671 filed 12/22/05 collateral covered under Master Lease dated 12/28/01 Schedule No. L-006

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#05-0039086667 filed 12/22/05 - collateral referenced in lease no. CG-5142 Schedule No. 25

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Amendment	#05-0039442067 filed 12/27/05 - collateral referenced in lease no. CG-5142 Schedule No. 27 ************* #05-00044501 filed 2/8/06 – amend collateral

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lien	#05-0039810632 filed 12/30/05 – backhoe loaders

Quanta Services Management Partnership, L.P.	Caterpillar Financial Services Corporation	Texas Secretary of State	UCC-1 Equipment Lien	#05-0039812018 filed 12/30/05 – backhoe loaders

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	AmSouth Leasing, Ltd.	Texas Secretary of State	UCC-1 Equipment Lease	#06-0000183351 filed 1/4/06 – collateral referenced is schedule A-3 of the Master Lease Agreement dated 12/28/01

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0000479430 filed 1/5/06 – collateral referenced on Schedule a to the Lease Agreement

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0000959524 filed 1/9/06 - collateral referenced on Schedule a to the Lease Agreement

Quanta Services Management Partnership, L.P.	AmSouth Leasing	Texas Secretary of State	UCC-1 Equipment Lease	#06-0002573891 filed 1/23/06 - collateral referenced in lease no. CG-5142 Schedule No. 26

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease	#06-0003170198 filed 1/30/06 - collateral referenced in lease no. CG-5142 Schedule No. 30

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1 Equipment Lease	#06-0003535022 filed 2/1/06 - collateral referenced in lease no. CG-5142 Schedule No. 31

Quanta Services Management Partnership, L.P.	Merrill Lynch Capital	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Amendment	#06-0003867838 filed 2/3/06 - collateral referenced in lease no. CG-5142 Schedule No. 29 ************* #06-00054094 filed 2/16/06 – amend collateral

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0006672380 filed 2/28/06 – trailers

Quanta Services Management Partnership, L.P.	AmSouth Leasing	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Amendment	#06-0008092186 filed 3/13/06 -collateral referenced in lease no. CG-5142 Exhibit A ************* #06-00093433 filed 3/23/06 – amend collateral

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 Equipment Lease ************ UCC-3	#06-0008092297 filed 3/13/06 -collateral referenced in lease no. CG-5142 Exhibit A ************* #06-00093439 filed 3/23/06 – amend collateral

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 Equipment Lease	#06-0008092520 filed 3/13/06 - collateral referenced in lease no. CG-5142 Exhibit A ************* #06-00125287 filed 4/12/06 – amend collateral

Quanta Services Management Partnership, L.P.	U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 amendment	#06-0008138167 filed 3/13/06 - collateral referenced in lease no. CG-5142 Exhibit A ************* #06-00149207 filed 5/2/06 – amend collateral

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1 Equipment Lease	306-0008138389 filed 3/13/06 - collateral referenced in lease no. CG-5142 Exhibit A regarding Utility Construction equipment

Quanta Services Management Partnership, L.P.	CG Coding	Texas Secretary of State	UCC-1 Equipment Lease	#06-0008138501 filed 3/13/06 - collateral referenced in lease no. CG-5142 Exhibit A regarding Utility Construction equipment

Quanta Services Management Partnership, L.P.	CG Commercial Funding	Texas Secretary of State	UCC-1 Equipment Lease	#06-0008138612 filed 3/13/06 - collateral referenced in lease no. CG-5142 Exhibit A regarding Utility Construction equipment

Quanta Services Management Partnership, L.P.	AmSouth Leasing Ltd.	Texas Secretary of State	UCC-1 Equipment Lease	#06-0010755529 filed 4/3/06 – collateral referenced is Master Lease No. CG-5142 Schedule No. 26 and Exhibit A between CG Commercial Funding and Debtor

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0011002585 filed 4/4/06 – truck

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0011002696 filed 4/4/06 – three trucks

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0013117201 filed 4/18/06 – National 18 tone cranes

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0013260129 filed 4/19/06 – two flatbed trailers

Quanta Services Management Partnership, L.P.	CG Commercial Funding ************* Assigned to: U.S. Bancorp Equipment Finance, Inc.	Texas Secretary of State	UCC-1 Equipment Lease ************* UCC-3 Assignment	#06-0013907703 filed 4/25/06 - collateral referenced is Master Lease No. CG-5142 Schedule No. 26 and Exhibit A *************
#06-00159246 filed 5/9/06 – assignment to U.S. Bancorp Equipment Finance Inc.

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0014912942 filed 5/2/06 – low bed trailers

Quanta Services Management Partnership, L.P.	General Electric Capital Corporation	Texas Secretary of State	UCC-1 Equipment Lease	#06-0014916471 filed 5/2/06 – Sterling Model LT7501 truck and National model 14127H crane

Bradford Brothers, Incorporated	Briggs Construction Equipment, Inc.	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030023411H filed 3/10/03 – Excavator

Bradford Brothers, Incorporated	Briggs Construction Equipment, Inc.	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030025813F filed 3/17/03 – Excavator

Bradford Brothers Incorporated	Mitchell Distributing Company, LLC	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030048531H filed 5/14/03 – Excavator

Bradford Brothers Incorporated	Carter Machinery Co., Inc.	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030077097G filed 7/31/03 – CAT 320BLACCF

Bradford Brothers, Inc.	Rish Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030120665G filed 12/1/03 – Komatsu Model Hydraulic PC300LC-6 excavator

Bradford Brothers, Inc.	Rish Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030121517C filed 12/1/03 – Komatsu Model PC300LC-7 Hydraulic Excavator

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Bradford Brothers, Inc.	Rish Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lien	#20030122760E filed 12/4/03 — Komatsu Model PC300LC-7 Hydraulic Excavator

Bradford Brothers, Incorporated	Carter Machinery Co., Inc.	North Carolina Secretary of State	UCC-1 Equipment Lien	#20040003787B filed 1/13/04 – one CAT 953C

Bradford Brothers Incorporated	Carolina Tractor and Equipment Company	North Carolina Secretary of State	UCC-1 Equipment Lien	#20040014973A filed 2/13/04 – Caterpillar 325CL Hydraulic Excavator

Bradford Brothers Incorporated	Carter Machinery Co., Inc.	North Carolina Secretary of State	UCC-1 Equipment Lien	#20040099238J filed 10/11/04 – Cat 330 CL

Potelco Inc.	Williams Scotsman, Inc.	Washington Secretary of State	UCC-1 Equipment Lease	#200307621674 filed 3/13/03 – modular office

Potelco, Inc.	CBL Capital Corporation	Washington Secretary of State	UCC-1 Equipment Lease	#200313202669 filed 5/7/03 – trucks leased under the Master Lease Agreement dated 9/30/99

Potelco, Inc.	GE Capital	Washington Secretary of State	UCC-1 Equipment Lien	#200319704389 filed 7/15/03 – copier

Potelco, Inc.	IOS Capital, LLC	Washington Secretary of State	UCC-1 Equipment Lease	#200325363938 filed 9/9/03 – equipment referenced in lease number 446883-1275527

Arby Construction, Inc.	Associated Bank, N.A. and United Leasing Associates of America	Delaware Secretary of State	UCC-1 Equipment Lease	#41685918 filed 6/18/04 – printers

Arby Construction, Inc.	Tokyo Leasing (U.S.A.) Inc. and United Leasing Associates	Delaware Secretary of State	UCC-1 Equipment Lease	#43577782 filed 12/20/04 – equipment covered under lease no. 11933

Arby Construction, Inc	U.S., Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#53592830 filed 11/14/05 – collateral referenced under Lease Agree. No. CG-5142 dated 4/16/04

Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030001397G filed 1/3/03 – Caterpillar DGRLGP track type tractor

Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030001414G filed 1/3/03 - Caterpillar D6RLGP track type tractor

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030001417K filed 1/3/03 - Caterpillar D6RLGP track type tractor

Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030001665E filed 1/3/03 – Caterpillar IT28G integrated tool carrier

Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030004640M filed 1/7/03 - Caterpillar D6RLGP track type tractor

Irby Construction Company	Caterpillar Financial Services Corporation	Mississippi Secretary of State	UCC-1 Equipment Lien	#20030004799F filed 1/7/03 - Caterpillar D6RLGP track type tractor

Dillard Smith Construction Company	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 – Equipment Lien	#32506783 filed 9/26/03 – heavy duty utility construction equipment

Dillard Smith Construction Company	CCA Financial LLC	Delaware Secretary of State	UCC-1 – Equipment Lease	#32903626 filed 11/5/03 – equipment and software reference din Master Lease Agreement No. 5753 dated 12/10/02

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#41084963 filed 4/19/04 – one Caterpillar D6N XL

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	UCC-Equipment Lease	#42254680 filed 8/11/04 – two Caterpillar D6N XL

Dillard Smith Construction Company	Caterpillar Financial Services	Delaware Secretary of State	UCC-1 – Equipment Lien	#42341610 filed 8/19/04 – one Caterpillar 303CR excavator

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#42726943 filed 9/29/04 – one Caterpillar 303BL

Dillard Smith Construction Company	Whaynes Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#43196518 filed 11/12/04 – one Caterpillar D5N XL

Dillard Smith Construction Supply Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#50062712 filed 1/6/05 – one Caterpillar D5G

Dillard Construction Supply Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#50151432 filed 1/13/05 – one Caterpillar D5N winch

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#50490954 filed 2/14/05 – one Caterpillar D6N XL

Dillard Smith Construction Company	Whayne Supply Company	Delaware Secretary of State	UCC-1 Equipment Lease	#50746322 filed 3/9/05 – one Caterpillar D5G

	SECURED		TYPE OF	FILING
Company	PARTY	JURISDICTION	FILING	INFORMATION
Global Enercom Management Inc.	US Bancorp	Delaware Secretary of State	UCC-1 Equipment Lease	#40068272 filed 1/9/04 – collateral identified in Lease No. 3586751

Global Enercom Management, Inc.	Citicorp Vendor Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lien	#43372226 filed 12/1/04 – copier w/related equipment

Sumter Utilities, Inc.	Bianchard Machinery Company	Delaware Secretary of State	UCC-1 Equipment Lien	#40900375 filed 3/31/04 – Caterpillar D4G

Sumter Utilities, Inc.	SAFECO Credit Company, Inc.	Delaware Secretary of State	UCC-1 in lieu filing	#42349100 filed 8/17/04 – in lieu filing of file #000225 -110059A filed 2/25/00 with the OR SOS

Sumter Utilities, Inc.	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#53592756 filed 11/14/05 - collateral referred to in Lease Agreement No. CG-5142 dated 4/16/04 and Lease Schedule No. 21

R.A. Waffensmith & Co., Inc.	EEC Rental Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#50688011 filed 2/23/05 – backhoes

R.A. Waffensmith & Co., Inc.	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC-1 Equipment Lease	#53592772 filed 11/14/05 - collateral referred to in Lease Agreement No. CG-5142 dated 4/16/04 and Lease Schedule No. 21

Golden State Utility Co.	Case Credit Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#343448257 filed 12/8/04 – Case Sup loader

Golden State Utility Co.	Case Credit Corporation	Delaware Secretary of State	UCC-1 Equipment Lease	#43448265 filed 12/8/04 – backhoe

H.L. Chapman Pipeline Construction, Inc.	SAFECO Credit Company	Delaware Secretary of State	UCC-1 in lieu filing	#30271703 filed 1/14/03 – in lieu filing of file #98-00134001 filed 7/1/98 w/ TX SOS

Schedule 8.02
INVESTMENTS EXISTING ON THE CLOSING DATE
All Investments existing on the Closing Date in:
•	Pivotel, LLC, a Delaware limited liability company (or any of its successors or assigns); and

•	Foreign Subsidiaries existing on or prior to the Closing Date in an aggregate amount not exceeding $5 million as of the Closing Date, including, without limitation, Investments in:
o	Allteck Line Contractors, Inc., a British Columbia corporation (or any of its successors or assigns) (including, without limitation, pursuant to that certain letter of credit no. 3048269 for the benefit of Bank of Nova Scotia in the amount of $2,000,000);

o	Quanta Services of Canada Ltd., a British Columbia limited company (or any of its successors or assigns);

o	Mears Canada Corp., a Nova Scotia corporation (or any of its successors or assigns);

o	Mearsmex S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns);

o	Par Internacional, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns);

o	Servicios Par Electric, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (or any of its successors or assigns); and

o	Quanta International Limited, an international business company organized under the laws of the British Virgin Islands (or any of its successors or assigns).

Schedule 8.03
EXISTING INDEBTEDNESS
Miscellaneous Indebtedness existing on the books of the Borrower’s Subsidiaries consisting primarily of capital leases and financed equipment in an aggregate amount not exceeding $3.0 million as of the Closing Date.

Schedule 8.08
TRANSACTIONS WITH AFFILIATES AND INSIDERS
•	The Borrower has entered into an indemnity agreement with each of its directors and executive officers. The indemnity agreements generally provide that the Borrower will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the Borrower. In addition, the indemnity agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The indemnity agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the Borrower will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waive and relinquish any right of contribution the Borrower may have against the indemnitee. Upon any “potential change in control” (as defined in the indemnity agreements) of the Borrower, the indemnitee has the right to cause the Borrower to create a trust and to fund the trust with an amount sufficient to satisfy any indemnifiable expenses expected to be incurred by the indemnitee. The indemnity agreements will continue as long as the director or executive officer is subject to any potential proceeding in his or her capacity as such, regardless of when the individual’s service to the Borrower ends.

•	In February 2000, Borrower submitted a written notice to Gary A. Tucci, a member of Borrower’s board of directors and an officer of Potelco, Inc., a Loan Party (“Potelco”), seeking indemnification from him for certain accounts receivable losses sustained by Borrower in connection with its acquisition of Potelco. The total amount outstanding as a result of this indemnification claim as of the Closing Date is $144,104. As of the Closing Date, Borrower is negotiating the settlement of this claim with Mr. Tucci.

•	From time to time, the Borrower or a Subsidiary may enter into agreements to the extent permitted by this Agreement (other than this Section 8.08) with and/or take a minority ownership position in companies owned or controlled by family members of officers of such Person for purposes of obtaining benefits available in connection with governmental programs, organizations or incentives (including, by way of illustration and without limitation, such programs or incentives relating to small businesses or transactions with women- or minority-owned businesses).

•	From time to time and as part of the arms-length negotiation of the acquisition of Subsidiaries, Borrower or its Subsidiaries may have entered into transactions with certain officers of its Subsidiaries (including, by way of illustration and without limitation, leases or rental agreements with such officers) that, when taken outside the context of the acquisition as a whole, may not be viewed as being substantially as favorable to Borrower as would be obtainable by it in an arms-length transaction with a different third-party.

Schedule 11.02
CERTAIN ADDRESSES FOR NOTICE
1.	Address for all Loan Parties:
Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056
Attention: Chief Financial Officer
Telephone: (713) 629-7600
Facsimile: (713) 629-7676
With a copy to:
Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056
Attention: General Counsel
Telephone: (713) 629-7600
Facsimile: (713) 629-7676
With a copy to:
Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056
Attention: Treasurer
Telephone: (713) 629-7600
Facsimile: (713) 629-7676
2.	Address for Administrative Agent:
For payments and Requests for Credit Extensions:
Bank of America, N.A.
Bank of America Plaza
901 Main St.
Dallas, TX 75202
Mail Code: TX1-492-14-14
Attention: Monica Barnes
Telephone: (214) 209-9289
Facsimile: (214) 290-9442
Electronic Mail: monica.t.barnes@bankofamerica.com

Payment Instructions:
Bank of America, N.A.
Dallas, TX
ABA #: 026009593
Acct #: 129-2000-883
For all other Notices as Agent:
Bank of America, N.A.
Agency Management
231 South LaSalle Street
Chicago, Illinois 60604
Mail Code: IL1-231-08-30
Attention: Rosanne Parsill
Telephone: (312) 923-1639
Facsimile: (877) 206-8429
Electronic Mail: rosanne.parsill@bankofamerica.com
3.	Address for L/C Issuer:
Bank of America, N.A.
Trade Operations – Los Angeles
333 S. Beaudry Avenue, 23rd Floor
Los Angeles, CA 90017-1466
Mail Code: CA9-703-19-23
Attention: Tai Anh Lu
Telephone: (213) 481-7840
Facsimile: (213) 580-8442
Email: tai_anh.lu@bankofamerica.com
4.	Address for Swing Line Lender:
Bank of America, N.A.
Bank of America Plaza
901 Main St.
Dallas, TX 75202
Mail Code: TX1-492-14-14
Attention: Monica Barnes
Telephone: (214) 209-9289
Facsimile: (214) 290-9442
Electronic Mail: monica.t.barnes@bankofamerica.com
Wiring Instructions:
Bank of America, N.A.
Dallas, TX
ABA #: 026009593
Acct #: 129-2000-883

Schedule 11.06
PROCESSING AND RECORDATION FEES
     The Administrative Agent will charge to the assigning Lender a processing and recordation fee (an “Assignment Fee”) in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

Exhibit A
FORM OF LOAN NOTICE
Date: __________, 20__
To:	Bank of America, N.A., as Administrative Agent

Re:	Amended and Restated Credit Agreement (as amended, , supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
Ladies and Gentlemen:
The undersigned hereby requests (select one):
☐ A Borrowing of Revolving Loans
☐ A conversion or continuation of Revolving Loans
1.	On , 20___(which is a Business Day).

2.	In the amount of $ .

3.	Comprised of (Type of Loan requested).

4.	For Eurodollar Rate Loans: with an Interest Period of months.
With respect to any Borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a Borrowing, such request complies with the requirements of the proviso to the first sentence of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such borrowing or such conversion or continuation.

QUANTA SERVICES, INC., a Delaware corporation
By:
Name:
Title:

Exhibit B
FORM OF SWING LINE LOAN NOTICE
Date: __________, 20__

To:	Bank of America, N.A., as Swing Line Lender

Cc:	Bank of America, N.A., as Administrative Agent

Re:	Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
Ladies and Gentlemen:
The undersigned hereby requests a Swing Line Loan:
1.	On , 20___ (a Business Day).

2.	In the amount of $ .
With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Credit Agreement and (ii) each of the conditions set forth in Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swing Line Loans.

QUANTA SERVICES, INC., a Delaware corporation
By:
Name:
Title:

Exhibit C-1
FORM OF REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUANTA SERVICES, INC., a Delaware corporation
By:
Name:
Title:

Exhibit C-2
FORM OF SWING LINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swing Line Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUANTA SERVICES, INC., a Delaware corporation
By:
Name:
Title:

Exhibit D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, 20__

To:	Bank of America, N.A., as Administrative Agent

Re:	Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
Ladies and Gentlemen:
The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the                      of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements:]
[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]
[Use following paragraph 1 for fiscal quarter-end financial statements:]
[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]
2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]
[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4. The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5. The financial covenant analyses and information set forth on Schedule 2 hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 20___.

QUANTA SERVICES, INC., a Delaware corporation
By:
Name:
Title:

SCHEDULE 2
TO COMPLIANCE CERTIFICATE

1.	Consolidated Net Worth

	(a)	Actual Consolidated Net Worth	$

	(b)	Beginning Consolidated Net Worth	$ 571,000,000

	(c)	50% of Consolidated Net Income	$

	(d)	Equity Issuances	$

	(e)	repurchases and redemptions of shares of the Borrower’s Capital Stock	$

	(f)	Non-Cash Charges	$

	(g)	[(c) + (d) – (e) – (f)]	$

	(h)	Minimum Consolidated Net Worth [(b) + (g)]	$

2.	Consolidated Leverage Ratio

	(a)	Consolidated Funded Indebtedness	$

	(b)	unrestricted cash and Cash Equivalents in excess of $25 million	$

	(c)	[(a) – (b)]	$

	(d)	Consolidated EBITDA [6(c) below]	$

	(e)	Consolidated Leverage Ratio [(c) / (d)]	:1.0

3.	Consolidated Senior Leverage Ratio

	(a)	Consolidated Funded Indebtedness (other than Subordinated Indebtedness)	$

	(b)	unrestricted cash and Cash Equivalents in excess of $25 million	$

	(c)	[(a) — (b)]	$

	(d)	Consolidated EBITDA
		[6(c) below]	$

	(e)	Consolidated Senior Leverage Ratio
		[(c) / (d)]	:1.0

4.	Consolidated Interest Coverage Ratio

	(a)	Consolidated EBIT
		[5(e) below]	$

	(b)	Consolidated Interest Expense	$

	(c)	interest expense attributable to capitalized loan costs and fees paid in connection with issuance of letters of credit	$

	(d)	[(b) — (c)]	$

	(e)	Consolidated Interest Coverage Ratio
		[(a) / (d)]	:1.0

5.	Consolidated EBIT

	(a)	Consolidated Net Income	$

	(b)	Consolidated Interest Expense	$

	(c)	provision for taxes	$

	(d)	Non-Cash Charges	$

	(e)	Consolidated EBIT
		[(a) + (b) + (c) + (d)]	$

6.	Consolidated EBITDA

	(a)	Consolidated EBIT
		[5(e) above]	$

	(b)	depreciation and amortization	$

	(c)	Consolidated EBITDA
		[(a) + (b)]	$

Exhibit E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Quanta Services, Inc., a Delaware corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of June 12, 2006 by and among the Borrower, the Guarantors, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

     6. Assigned Interest:

	Aggregate Amount of	Amount of
	Revolving Commitment	Revolving Commitment	Percentage Assigned of
Facility Assigned	for all Lenders	Assigned[1]	Revolving Commitment[2]

Revolving Commitment
7.	Trade Date: [3]

8.	Effective Date: [4]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:

Name:
Title:
[Consented to and]5 Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

[Consented to:][6]

QUANTA SERVICES, INC.

By:

Name:
Title:

[1]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[4]	To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[Consented to:] [7]

BANK OF AMERICA, N.A., as Swing Line Lender

By:

Name:
Title:

[Consented to:] [8]

BANK OF AMERICA, N.A., as L/C Issuer

By:

Name:
Title:

[7]	To be added only if the consent of the Swing Line Lender is required by the terms of the Credit Agreement.

[8]	To be added only if the consent of the L/C Issuer is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption
STANDARD TERMS AND CONDITIONS
1. Representations and Warranties.
1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F
FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (the “Agreement”) dated as of ___, 20___ is by and between ___, a ___(the “New Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) dated as of June 12, 2006 among Quanta Services, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.
     2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).
     3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Capital Stock identified on Schedule 7 hereto and all other Pledge Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).
     4. The Subsidiary hereby represents and warrants to the Administrative Agent that:
     (a) The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.
     (b) The New Subsidiariy’s taxpayer identification number and organizational identification number are set forth on Schedule 1 hereto.
     (c) Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.
     (d) Schedule 3 hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) owned by the New Subsidiary in its own name, or to which the New Subsidiary is a party, as of the date hereof. None of the Copyrights, Patents and Trademarks of the New Subsidiary set forth in Schedule 3 hereto is the subject of any licensing or franchise agreement, except as set forth on Schedule 3 hereto.
     (e) Schedule 4 hereto includes all Commercial Tort Claims before any Governmental Authority by or in favor of the New Subsidiary.
     (f) Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.
     (g) Schedule 6 hereto includes all Subsidiaries of the New Subsidiary, including number of shares of outstanding Capital Stock, the certificate number(s) of the certificates evidencing such Capital Stock and the percentage of such Capital Stock owned by the New Subsidiary.
     5. The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.
     6. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.
     7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
     8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]
By:
Name:
Title:

Acknowledged and accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

Schedule 1
Taxpayer Identification Number; Organizational Number

Schedule 2
Changes in Legal Name or State of Formation;
Mergers, Consolidations and other Changes in Structure; Tradenames

Schedule 3
IP Rights

Schedule 4
Commercial Tort Claims

Schedule 5
Real Property Locations

Schedule 6
Pledged Stock